Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

Option One Mortgage Loan Trust
2007-5

Marketing Materials

$738,777,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

JP Morgan Securities Inc.	Lehman Brothers
Merrill Lynch & Co.	H&R Block Financial Advisors, Inc.
Co-Managers

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet    Date Prepared: April 16, 2007

$738,777,000 (Approximate)
Offered Certificates
Option One Mortgage Loan Trust 2007-5

	Principal	WAL (yr) (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2)	(Moody’s/S&P)	Distribution Date	Type

I-A-1	$629,973,000	Not Offered Hereby		Aaa/AAA	May 2037	Fltg Rate Group I Senior
II-A-1	$218,511,000	0.90 / 0.90	1-19 / 1-19	Aaa/AAA	May 2037	Fltg Rate Group II Senior
II-A-2	$183,448,000	2.00 / 2.00	19-30 / 19-30	Aaa/AAA	May 2037	Fltg Rate Group II Senior
II-A-3	$54,938,000	3.00 / 3.00	30-63 / 30-63	Aaa/AAA	May 2037	Fltg Rate Group II Senior
II-A-4	$43,380,000	5.96 / 7.66	63-73 / 63-164	Aaa/AAA	May 2037	Fltg Rate Group II Senior
M-1	$71,250,000	4.92 / 5.35	50-73 / 50-145	Aa1/AA+	May 2037	Fltg Rate Subordinate
M-2	$73,500,000	4.57 / 4.98	44-73 / 44-136	Aa2/AA	May 2037	Fltg Rate Subordinate
M-3	$21,750,000	4.43 / 4.83	43-73 / 43-127	Aa3/AA-	May 2037	Fltg Rate Subordinate
M-4	$30,750,000	4.38 / 4.76	42-73 / 42-124	A1/A+	May 2037	Fltg Rate Subordinate
M-5	$23,250,000	4.33 / 4.70	41-73 / 41-119	A2/A	May 2037	Fltg Rate Subordinate
M-6	$18,000,000	4.30 / 4.65	40-73 / 40-114	A3/A-	May 2037	Fltg Rate Subordinate
M-7	$21,000,000			Baa1/BBB+	May 2037	Fltg Rate Subordinate
M-8	$15,000,000	Not Offered Hereby		Baa2/BBB	May 2037	Fltg Rate Subordinate
M-9	$23,250,000			Baa3/BBB-	May 2037	Fltg Rate Subordinate
Total:	$1,428,000,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.

Depositor:                                      Option One Mortgage Acceptance Corporation.

Originator and
Servicer:                                        Option One Mortgage Corporation (“Option One”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Banc of America Securities LLC.

Co-Managers:	JP Morgan Securities Inc., Lehman Brothers, Merrill Lynch, Pierce, Fenner & Smith Incorporated H&R Block Financial Advisors Inc.

Trustee and Swap
Administrator:                             Wells Fargo Bank, N.A.

Swap Provider:	TBD.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates” or the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) April 1, 2007.

Expected Pricing Date:              On or about the week of April [18], 2007.

Expected Closing Date:             On or about April 27, 2007.

Expected Settlement Date:        On or about April 27, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in May 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Trustee Fee:	Approximately [0.003]% per annum on the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-up Call”). In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Initial Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Initial Mortgage Loans was approximately $1,495,754,246, of which: (i) approximately $833,695,492 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Initial Mortgage Loans”) and (ii) approximately $662,058,754 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Initial Mortgage Loans” and together with the Group I Initial Mortgage Loans, the “Initial Mortgage Loans”).

With respect to approximately 8.25% of the Initial Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Additional Mortgage Loans:
On the Closing Date, in addition to the Initial Mortgage Loans, approximately, $4,245,754 of additional loans will be added to the trust, of which: (i) approximately, $2,366,476 of additional conforming balance Mortgage Loans (the “Group I Additional Mortgage Loans”) and (ii) approximately $1,879,278 consisted of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Additional Mortgage Loans” and together with the Group I Additional Mortgage Loans, the “Additional Mortgage Loans” and together with the Initial Mortgage Loans, the “Mortgage Loans”)

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                             The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One-Month LIBOR plus the margin for such Class and (ii) the Maximum Cap Rate.

Adjusted Net Mortgage Rate:  The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Adjusted Net Maximum
Mortgage Rate:                          The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the mortgage rate in the case of the fixed rate Mortgage Loans) less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:                             The “Net WAC Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Maximum Cap Rate:                   The “Maximum Cap Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Net WAC Rate
Carryover Amount:                    The “Net WAC Rate Carryover Amount” for any Class of Certificates and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Offered Certificates will have the benefit of payments received under the Swap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in June 2007 and ending with the Distribution Date in June 2013, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [4.95]% per annum, (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Overcollateralization
Amount:                                         The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 4.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:                            Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 4.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 9.60% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:                          The earlier to occur of
(i)     the Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero; and
(ii)    the later to occur of
(x) the Distribution Date occurring in May 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 49.30%.

Credit Enhancement
Percentage:                                  The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [32.45]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
May 2009 - April 2010	[1.70]% for May 2009, plus 1/12 of [2.05]% thereafter
May 2010 - April 2011	[3.75]% for May 2010, plus 1/12 of [2.10]% thereafter
May 2011 - April 2012	[5.85]% for May 2011, plus 1/12 of [1.70]% thereafter
May 2012 - April 2013	[7.55]% for May 2012, plus 1/12 of [0.90]% thereafter
May 2013 and thereafter	[8.45]%

Expected Credit Support
Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	24.65%	49.30%
Class M-1	19.90%	39.80%
Class M-2	15.00%	30.00%
Class M-3	13.55%	27.10%
Class M-4	11.50%	23.00%
Class M-5	9.95%	19.90%
Class M-6	8.75%	17.50%
Class M-7	7.35%	14.70%
Class M-8	6.35%	12.70%
Class M-9	4.80%	9.60%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Priority of Distributions:           Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates and twelfth, monthly interest to the Class M-9 Certificates.

2)    Principal funds, as follows: first to the Swap Account, net swap payments and swap termination payments (other than a swap termination payment resulting from a swap provider trigger event) not covered by Interest Funds, and then, monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-9 Certificates as described under "Principal Paydown."

3)     Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, and then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)    Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Senior Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)    Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the certificate principal balance of each such class has been reduced to zero. In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates and then ix) the Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least 49.30% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 39.80% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 30.00% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 27.10% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 23.00% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 19.90% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 17.50% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 14.70% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 12.70% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 9.60% credit enhancement, (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Subordinate Certificates.

Total Initial Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,495,754,246	$24,765	$1,725,000
Average Scheduled Principal Balance	$221,233
Number of Mortgage Loans	6,761

Weighted Average Gross Coupon	8.478%	5.600%	14.700%
Weighted Average FICO Score	615	500	809
Weighted Average Combined Original LTV	81.97%	10.31%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	83.74%	10.31%	100.00%
Weighted Average Debt-to-Income	42.28%	2.81%	59.70%

Weighted Average Original Term	360 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	84 months	360 months
Weighted Average Seasoning	2 months	0 months	96 months

Weighted Average Gross Margin	6.095%	2.750%	10.000%
Weighted Average Minimum Interest Rate	6.312%	2.750%	12.600%
Weighted Average Maximum Interest Rate	14.409%	9.100%	18.700%
Weighted Average Initial Rate Cap	2.954%	1.000%	6.000%
Weighted Average Subsequent Rate Cap	1.013%	1.000%	3.000%
Weighted Average Months to Roll	26 months	5 months	178 months

Maturity Date		April 1, 2014	April 1, 2037
Maximum Zip Code Concentration	0.48%	96815

ARM	88.81%
Fixed Rate	11.19%

15/15 6 MO LIBOR	0.01%
2/13 6 MO LIBOR	0.00%
2/28 6 MO LIBOR	40.14%
2/28 6 MO LIBOR 40/30 Balloon	18.93%
2/28 6 MO LIBOR 50/30 Balloon	7.08%
2/28 6 MO LIBOR IO	11.68%
3/27 6 MO LIBOR	1.80%
3/27 6 MO LIBOR 40/30 Balloon	0.79%
3/27 6 MO LIBOR 50/30 Balloon	0.21%
3/27 6 MO LIBOR IO	0.87%
5/25 6 MO LIBOR	2.27%
5/25 6 MO LIBOR 40/30 Balloon	1.59%
5/25 6 MO LIBOR 50/30 Balloon	0.99%
5/25 6 MO LIBOR IO	2.45%
Fixed Rate 10 Yr	0.01%
Fixed Rate 15 Yr	0.14%
Fixed Rate 20 Yr	0.05%
Fixed Rate 30 Yr	8.56%
Fixed Rate 30 Yr IO	0.65%
Fixed Rate 30 Yr Rate Reduction	0.03%
Fixed Rate 30/15 Balloon	0.00%
Fixed Rate 40/30 Balloon	1.22%
Fixed Rate 50/30 Balloon	0.54%

Interest Only	15.65%
Not Interest Only	84.35%

Prepay Penalty: 0 months	27.65%
Prepay Penalty: 6 months	0.06%
Prepay Penalty: 12 months	10.09%
Prepay Penalty: 24 months	50.44%
Prepay Penalty: 30 months	0.15%
Prepay Penalty: 36 months	11.61%

First Lien	97.16%
Second Lien	2.84%

Business Bank Statements	2.68%
Full Documentation	56.44%
Lite Documentation	0.30%
No Documentation	0.66%
Stated Income Documentation	39.92%

Cash Out Refinance	64.20%
Purchase	27.78%
Rate/Term Refinance	8.02%

2-4 Units Attached	3.26%
2-4 Units Detached	7.12%
Condo Conversion Attached	0.13%
Condo High-Rise Attached	0.37%
Condo Low-Rise Attached	3.91%
Condo Low-Rise Detached	0.02%
Condotel Attached	0.45%
PUD Attached	1.14%
PUD Detached	10.04%
Single Family Attached	2.46%
Single Family Detached	71.10%

Non-owner	11.32%
Primary	87.19%
Second Home	1.49%

Top 5 States:
California	23.69%
Florida	10.06%
New York	9.92%
New Jersey	6.17%
Texas	5.95%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	633	22,082,529.82	1.48%	11.094	354	98.95	613
50,000.01 - 100,000.00	872	65,932,901.03	4.41%	10.804	356	85.25	619
100,000.01 - 150,000.00	1,281	159,990,556.56	10.70%	9.500	358	81.66	601
150,000.01 - 200,000.00	1,047	183,367,448.90	12.26%	8.847	358	80.16	602
200,000.01 - 250,000.00	731	163,641,100.97	10.94%	8.422	358	80.49	607
250,000.01 - 300,000.00	579	158,626,978.94	10.61%	8.202	359	82.00	615
300,000.01 - 350,000.00	440	142,734,818.94	9.54%	8.028	358	81.32	618
350,000.01 - 400,000.00	315	118,201,036.73	7.90%	7.960	358	82.14	625
400,000.01 - 450,000.00	222	94,422,554.52	6.31%	7.858	359	81.49	620
450,000.01 - 500,000.00	185	88,331,935.73	5.91%	7.819	359	83.72	633
500,000.01 - 550,000.00	120	63,064,146.65	4.22%	7.759	358	85.07	629
550,000.01 - 600,000.00	106	60,767,514.87	4.06%	7.952	358	82.16	616
600,000.01 - 650,000.00	65	40,842,322.55	2.73%	7.786	358	83.18	628
650,000.01 - 700,000.00	46	30,854,566.64	2.06%	7.968	359	83.41	628
700,000.01 - 750,000.00	36	26,207,050.54	1.75%	7.985	358	84.62	623
750,000.01 - 800,000.00	18	14,038,481.23	0.94%	8.335	359	82.85	629
800,000.01 - 850,000.00	21	17,233,498.79	1.15%	8.535	358	83.18	638
850,000.01 - 900,000.00	14	12,259,266.94	0.82%	8.524	358	83.42	634
900,000.01 - 950,000.00	9	8,292,804.69	0.55%	8.520	358	74.31	579
950,000.01 - 1,000,000.00	3	2,971,270.33	0.20%	7.391	359	71.10	633
1,000,000.01+	18	21,891,460.71	1.46%	8.053	359	66.46	622
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	69	26,963,680.21	1.80%	5.834	359	77.58	662
6.000 - 6.499	168	59,399,759.89	3.97%	6.256	358	78.25	652
6.500 - 6.999	420	142,820,065.09	9.55%	6.765	358	79.11	644
7.000 - 7.499	482	153,015,523.10	10.23%	7.247	358	79.09	629
7.500 - 7.999	753	225,172,546.46	15.05%	7.756	358	80.26	622
8.000 - 8.499	707	194,304,379.48	12.99%	8.238	358	80.25	615
8.500 - 8.999	892	232,946,122.77	15.57%	8.744	358	81.16	609
9.000 - 9.499	562	123,996,875.30	8.29%	9.231	358	85.27	601
9.500 - 9.999	1,055	144,819,519.45	9.68%	9.757	358	86.07	598
10.000 -10.499	376	59,713,825.58	3.99%	10.227	358	86.22	590
10.500 -10.999	338	47,906,120.62	3.20%	10.728	357	85.53	580
11.000 -11.499	215	26,833,449.71	1.79%	11.244	358	84.89	581
11.500 -11.999	275	28,440,186.96	1.90%	11.725	357	89.48	595
12.000 -12.499	149	12,522,624.65	0.84%	12.201	358	90.35	591
12.500 -12.999	124	7,986,804.94	0.53%	12.687	354	95.22	621
13.000 -13.499	55	3,038,619.94	0.20%	13.225	357	99.70	629
13.500 -13.999	63	3,209,529.20	0.21%	13.621	355	100.00	607
14.000 -14.499	50	2,384,848.71	0.16%	14.198	355	100.00	588
14.500 -14.999	8	279,764.02	0.02%	14.643	355	100.00	580
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	18	3,601,809.69	0.24%	9.960	358	77.52	500
501 - 520	311	68,328,478.60	4.57%	9.542	358	74.77	510
521 - 540	313	64,583,947.61	4.32%	9.431	358	75.11	530
541 - 560	392	90,846,516.83	6.07%	9.160	358	75.61	551
561 - 580	766	149,010,442.62	9.96%	8.559	358	77.49	571
581 - 600	928	199,559,003.58	13.34%	8.597	357	81.53	591
601 - 620	1,197	238,937,847.95	15.97%	8.671	358	84.60	610
621 - 640	953	207,708,300.06	13.89%	8.292	359	84.77	630
641 - 660	779	188,700,786.88	12.62%	8.037	359	83.52	650
661 - 680	485	118,251,980.10	7.91%	7.900	359	83.23	670
681 - 700	230	60,265,796.26	4.03%	7.887	358	86.38	690
701 - 760	311	86,209,959.34	5.76%	7.823	359	86.21	722
761+	44	13,408,766.20	0.90%	7.923	359	87.85	776
None	34	6,340,610.36	0.42%	9.503	359	68.87	0
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	218	44,440,012.89	2.97%	8.398	357	41.46	590
50.00- 54.99	96	18,504,577.93	1.24%	8.287	356	52.41	595
55.00- 59.99	135	32,124,607.87	2.15%	8.032	358	57.56	588
60.00- 64.99	193	47,548,747.67	3.18%	8.021	357	62.33	589
65.00- 69.99	304	75,323,657.04	5.04%	8.270	358	66.94	588
70.00- 74.99	364	98,405,051.79	6.58%	7.963	357	71.83	595
75.00- 79.99	461	122,083,792.81	8.16%	8.195	358	76.70	599
80.00	1,294	312,534,714.77	20.89%	8.294	359	80.00	617
80.01- 84.99	221	63,155,266.89	4.22%	7.676	358	83.24	625
85.00- 89.99	537	148,284,496.21	9.91%	8.069	358	86.46	622
90.00- 94.99	843	225,826,486.17	15.10%	8.362	359	90.44	641
95.00- 99.99	696	155,544,013.60	10.40%	9.178	359	95.14	618
100.00	1,399	151,978,820.44	10.16%	9.995	357	100.00	624
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	216	44,057,442.33	2.95%	8.399	357	41.44	590
50.00- 54.99	97	18,812,165.74	1.26%	8.283	356	52.33	595
55.00- 59.99	134	31,864,843.07	2.13%	8.045	358	57.54	588
60.00- 64.99	191	47,261,247.67	3.16%	8.015	357	62.32	589
65.00- 69.99	301	74,297,598.06	4.97%	8.275	358	66.91	587
70.00- 74.99	367	98,974,799.34	6.62%	7.960	357	71.75	595
75.00- 79.99	449	120,615,496.82	8.06%	8.182	358	76.68	598
80.00	715	181,716,754.17	12.15%	8.426	358	80.00	593
80.01- 84.99	223	64,036,825.87	4.28%	7.682	358	83.05	625
85.00- 89.99	540	148,899,871.61	9.95%	8.066	358	86.42	622
90.00- 94.99	843	226,390,559.18	15.14%	8.357	359	90.40	641
95.00- 99.99	712	159,776,789.50	10.68%	9.143	359	94.73	619
100.00	1,973	279,049,852.72	18.66%	9.152	358	90.90	636
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	2	81,080.16	0.01%	11.259	119	56.00	623
180	21	2,271,626.91	0.15%	8.924	177	71.61	622
240	6	684,962.76	0.05%	9.025	233	71.01	572
360	6,732	1,492,716,576.25	99.80%	8.477	358	81.99	615
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	3	108,020.53	0.01%	11.344	110	57.26	598
121-180	21	2,270,146.39	0.15%	8.937	178	71.77	623
181-240	5	659,502.91	0.04%	8.875	237	70.84	573
301-360	6,732	1,492,716,576.25	99.80%	8.477	358	81.99	615
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	165	32,859,588.40	2.20%	8.411	356	79.57	623
20.01 -25.00	224	36,951,518.49	2.47%	8.714	358	79.24	605
25.01 -30.00	438	80,403,906.43	5.38%	8.605	358	80.43	610
30.01 -35.00	744	146,046,474.76	9.76%	8.578	358	80.84	614
35.01 -40.00	1,026	210,525,404.11	14.07%	8.599	358	81.23	617
40.01 -45.00	1,412	309,165,674.68	20.67%	8.585	358	82.07	613
45.01 -50.00	1,569	375,534,153.94	25.11%	8.417	358	82.76	618
50.01 -55.00	942	244,042,877.37	16.32%	8.227	358	82.92	614
55.01 -60.00	178	46,060,506.58	3.08%	8.374	358	84.31	610
None	63	14,164,141.32	0.95%	8.447	359	78.49	670
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	5,274	1,328,356,668.86	88.81%	8.401	359	81.52	613
Fixed Rate	1,487	167,397,577.22	11.19%	9.092	355	85.48	631
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	104,921.01	0.01%	10.775	358	100.00	605
2/13 6 MO LIBOR	1	50,508.36	0.00%	10.500	179	75.00	600
2/28 6 MO LIBOR	2,910	600,340,448.90	40.14%	8.975	359	80.55	600
2/28 6 MO LIBOR 40/30 Balloon	975	283,137,905.69	18.93%	8.184	358	81.54	603
2/28 6 MO LIBOR 50/30 Balloon	355	105,861,207.80	7.08%	7.959	359	85.37	636
2/28 6 MO LIBOR IO	468	174,676,434.87	11.68%	7.577	359	84.56	645
3/27 6 MO LIBOR	117	26,852,004.24	1.80%	8.710	359	79.53	613
3/27 6 MO LIBOR 40/30 Balloon	41	11,868,857.80	0.79%	8.218	358	81.31	606
3/27 6 MO LIBOR 50/30 Balloon	11	3,076,953.31	0.21%	6.806	359	78.45	650
3/27 6 MO LIBOR IO	35	13,052,835.00	0.87%	7.267	359	79.24	639
5/25 6 MO LIBOR	147	34,013,169.62	2.27%	8.193	359	77.09	631
5/25 6 MO LIBOR 40/30 Balloon	78	23,799,623.99	1.59%	7.837	358	78.14	620
5/25 6 MO LIBOR 50/30 Balloon	45	14,866,672.38	0.99%	7.205	359	80.74	649
5/25 6 MO LIBOR IO	90	36,655,125.89	2.45%	7.276	359	80.97	654
Fixed Rate 10 Yr	2	81,080.16	0.01%	11.259	119	56.00	623
Fixed Rate 15 Yr	19	2,163,173.78	0.14%	8.816	177	70.77	622
Fixed Rate 20 Yr	6	684,962.76	0.05%	9.025	233	71.01	572
Fixed Rate 30 Yr	1,335	127,982,681.00	8.56%	9.546	358	86.54	626
Fixed Rate 30 Yr IO	27	9,689,914.33	0.65%	7.065	359	79.26	665
Fixed Rate 30 Yr Rate Reduction	3	396,742.57	0.03%	10.560	358	73.12	566
Fixed Rate 30/15 Balloon	1	57,944.77	0.00%	11.575	177	100.00	645
Fixed Rate 40/30 Balloon	67	18,194,176.91	1.22%	7.709	358	82.80	633
Fixed Rate 50/30 Balloon	27	8,146,900.94	0.54%	7.422	359	88.16	689
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	6,141	1,261,679,935.99	84.35%	8.661	358	81.68	610
I/O Term: 60 months	489	186,865,794.03	12.49%	7.549	359	83.65	646
I/O Term: 120 months	131	47,208,516.06	3.16%	7.264	359	82.80	652
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	2,233	413,578,340.00	27.65%	8.875	358	82.26	615
Prepay Penalty: 6 months	1	878,287.63	0.06%	8.200	357	80.00	693
Prepay Penalty: 12 months	428	150,892,204.67	10.09%	8.328	358	78.06	618
Prepay Penalty: 24 months	3,347	754,491,981.99	50.44%	8.432	358	82.64	610
Prepay Penalty: 30 months	8	2,271,918.36	0.15%	8.707	359	87.86	627
Prepay Penalty: 36 months	744	173,641,513.43	11.61%	7.860	358	81.63	636
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	5,875	1,453,285,825.58	97.16%	8.387	358	81.45	615
Second Lien	886	42,468,420.50	2.84%	11.595	355	99.59	631
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	153	40,017,542.57	2.68%	8.576	358	82.53	606
Full Documentation	4,388	844,162,607.54	56.44%	8.502	358	83.85	607
Lite Documentation	20	4,546,179.36	0.30%	9.126	358	82.99	603
No Documentation	44	9,907,301.10	0.66%	8.336	359	77.33	698
Stated Income Documentation	2,156	597,120,615.51	39.92%	8.436	358	79.33	627
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	3,638	960,295,753.28	64.20%	8.204	358	78.50	608
Purchase	2,560	415,498,895.21	27.78%	9.098	359	89.73	635
Rate/Term Refinance	563	119,959,597.59	8.02%	8.528	358	82.79	612
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	133	48,737,819.80	3.26%	8.372	359	78.98	634
2-4 Units Detached	396	106,456,046.47	7.12%	8.578	358	81.40	633
Condo Conversion Attached	14	1,970,265.01	0.13%	9.064	356	84.70	641
Condo High-Rise Attached	21	5,585,556.87	0.37%	8.942	359	80.77	625
Condo Low-Rise Attached	266	58,491,430.83	3.91%	8.586	359	82.44	625
Condo Low-Rise Detached	1	295,098.12	0.02%	7.350	359	80.00	674
Condotel Attached	14	6,725,756.61	0.45%	7.068	359	89.38	746
PUD Attached	86	17,078,158.25	1.14%	8.606	359	82.63	606
PUD Detached	737	150,136,076.27	10.04%	8.611	358	85.25	614
Single Family Attached	191	36,779,932.59	2.46%	8.418	359	80.18	607
Single Family Detached	4,902	1,063,498,105.26	71.10%	8.454	358	81.67	612
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	850	169,317,823.11	11.32%	9.054	359	82.05	639
Primary	5,838	1,304,145,434.28	87.19%	8.412	358	81.95	612
Second Home	73	22,290,988.69	1.49%	7.974	359	82.45	656
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	417	103,681,580.02	6.93%	8.627	358	75.25	576
AA	836	211,374,293.22	14.13%	8.715	358	80.57	578
AA+	4,952	1,062,616,901.89	71.04%	8.302	358	84.03	632
B	338	76,445,730.91	5.11%	9.275	358	74.90	566
C	143	27,997,693.93	1.87%	9.531	359	69.38	570
CC	75	13,638,046.11	0.91%	10.797	359	59.09	562
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	60	7,723,895.44	0.52%	9.461	356	89.12	604
Alaska	8	1,841,480.84	0.12%	8.455	359	82.22	619
Arizona	186	41,640,931.67	2.78%	8.318	358	82.08	621
Arkansas	9	1,248,448.90	0.08%	10.517	359	86.80	586
California	934	354,412,212.85	23.69%	7.665	358	80.80	628
Colorado	130	25,620,867.03	1.71%	8.520	359	85.82	623
Connecticut	124	26,534,460.73	1.77%	8.583	359	79.57	616
Delaware	12	2,664,418.22	0.18%	8.647	358	85.09	595
District of Columbia	17	6,049,603.97	0.40%	7.997	358	71.30	607
Florida	740	150,539,299.24	10.06%	8.707	358	79.92	610
Georgia	176	29,929,719.83	2.00%	9.363	358	87.45	610
Hawaii	63	25,724,604.88	1.72%	7.331	359	78.73	658
Idaho	22	3,981,384.82	0.27%	8.414	359	85.47	631
Illinois	189	36,899,542.42	2.47%	9.133	359	84.22	618
Indiana	89	10,593,169.77	0.71%	9.926	358	91.66	611
Iowa	20	2,348,310.69	0.16%	10.406	358	92.78	592
Kansas	12	1,647,958.16	0.11%	10.280	359	89.58	603
Kentucky	25	3,684,494.90	0.25%	9.412	358	88.15	591
Louisiana	66	9,251,468.59	0.62%	8.919	359	83.93	612
Maine	53	7,338,012.21	0.49%	9.075	355	77.66	604
Maryland	156	40,690,631.49	2.72%	8.322	358	80.83	600
Massachusetts	240	61,909,143.11	4.14%	8.262	359	79.99	620
Michigan	228	31,499,538.48	2.11%	9.568	359	86.09	606
Minnesota	65	9,994,585.25	0.67%	8.613	358	84.44	604
Mississippi	25	3,454,135.52	0.23%	9.431	358	86.71	606
Missouri	63	9,256,731.44	0.62%	9.483	359	87.23	604
Montana	9	2,016,889.37	0.13%	8.625	359	83.67	605
Nebraska	1	127,500.00	0.01%	10.500	360	100.00	634
Nevada	93	22,288,056.47	1.49%	8.206	358	83.29	612
New Hampshire	46	9,038,883.93	0.60%	8.653	359	79.64	618
New Jersey	315	92,251,677.70	6.17%	8.704	357	79.03	609
New York	431	148,358,687.12	9.92%	8.211	358	77.63	620
North Carolina	167	26,231,223.87	1.75%	9.404	359	85.37	608
North Dakota	4	445,068.09	0.03%	10.656	359	82.54	573
Ohio	112	13,582,218.82	0.91%	9.921	358	87.99	611
Oklahoma	31	4,529,241.23	0.30%	9.116	359	90.54	609
Oregon	73	16,583,267.37	1.11%	8.221	359	83.47	613
Pennsylvania	182	27,867,111.90	1.86%	9.083	359	84.44	601
Rhode Island	23	4,625,515.86	0.31%	9.069	359	85.78	617
South Carolina	69	12,490,736.85	0.84%	9.359	356	84.41	592
South Dakota	1	200,000.00	0.01%	7.300	360	73.80	625
Tennessee	99	12,628,204.70	0.84%	9.138	359	86.67	598
Texas	873	89,064,281.05	5.95%	9.676	357	89.28	602
Utah	70	13,878,289.51	0.93%	8.356	359	85.25	616
Vermont	23	3,219,544.13	0.22%	9.205	358	79.54	597
Virginia	189	38,655,969.18	2.58%	8.727	358	81.26	595
Washington	170	40,921,526.21	2.74%	8.086	359	83.48	613
Wisconsin	59	8,883,916.51	0.59%	9.016	358	87.75	597
Wyoming	9	1,387,385.76	0.09%	8.402	359	88.42	635
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	6,154	1,359,705,241.07	90.90%	8.511	358	82.19	612
Silent 2nd	607	136,049,005.01	9.10%	8.145	359	79.76	648
Total	6,761	1,495,754,246.08	100.00%	8.478	358	81.97	615

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	420,200.00	0.03%	9.033	360	92.46	726
3.000 - 3.499	2	194,359.34	0.01%	11.076	359	80.00	597
3.500 - 3.999	1	268,081.11	0.02%	6.600	357	80.00	627
4.000 - 4.499	15	2,236,616.50	0.17%	9.340	359	71.85	611
4.500 - 4.999	20	4,275,167.68	0.32%	8.313	358	80.07	627
5.000 - 5.499	144	29,932,414.93	2.25%	8.553	358	81.91	616
5.500 - 5.999	408	120,355,860.00	9.06%	7.662	358	79.80	613
6.000 - 6.499	4,113	1,027,892,389.50	77.38%	8.397	359	82.88	619
6.500 - 6.999	311	79,672,328.94	6.00%	8.944	358	74.92	579
7.000 - 7.499	160	37,366,276.72	2.81%	9.121	358	68.58	568
7.500 - 7.999	78	20,150,377.67	1.52%	8.972	358	74.52	567
8.000 - 8.499	17	5,232,088.32	0.39%	9.166	357	77.28	603
8.500 - 8.999	2	301,030.46	0.02%	9.452	358	63.06	573
10.000 -10.499	1	59,477.69	0.00%	10.770	359	85.00	603
Total	5,274	1,328,356,668.86	100.00%	8.401	359	81.52	613

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	420,200.00	0.03%	9.033	360	92.46	726
3.000 - 3.499	2	194,359.34	0.01%	11.076	359	80.00	597
4.000 - 4.499	12	2,004,792.36	0.15%	9.081	359	72.04	615
4.500 - 4.999	13	1,793,467.58	0.14%	9.372	359	79.37	582
5.000 - 5.499	124	24,562,447.52	1.85%	8.791	359	82.98	611
5.500 - 5.999	340	105,996,187.53	7.98%	7.486	358	79.18	616
6.000 - 6.499	3,925	984,246,530.90	74.10%	8.376	359	82.92	620
6.500 - 6.999	255	63,285,662.91	4.76%	8.901	358	74.78	582
7.000 - 7.499	110	26,041,745.21	1.96%	8.902	358	70.32	584
7.500 - 7.999	86	29,213,422.33	2.20%	7.801	358	75.49	604
8.000 - 8.499	53	15,737,588.66	1.18%	8.234	357	73.64	578
8.500 - 8.999	106	28,548,324.38	2.15%	8.755	358	75.15	588
9.000 - 9.499	60	16,445,767.53	1.24%	9.249	357	80.84	574
9.500 - 9.999	66	12,931,316.14	0.97%	9.753	357	82.96	578
10.000 -10.499	31	5,158,497.90	0.39%	10.238	357	83.33	571
10.500 -10.999	38	5,806,101.24	0.44%	10.756	356	84.78	545
11.000 -11.499	19	3,133,940.63	0.24%	11.301	355	86.07	548
11.500 -11.999	17	1,704,380.80	0.13%	11.713	355	88.02	547
12.000 -12.499	12	902,360.17	0.07%	12.197	356	83.81	543
12.500 -12.999	3	229,575.73	0.02%	12.552	356	65.24	572
Total	5,274	1,328,356,668.86	100.00%	8.401	359	81.52	613

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	269,868.06	0.02%	6.100	359	90.00	658
10.000 -10.499	2	386,326.10	0.03%	7.130	358	73.03	583
10.500 -10.999	2	267,818.60	0.02%	7.666	358	64.44	567
11.000 -11.499	8	1,310,646.43	0.10%	8.198	359	73.99	605
11.500 -11.999	72	27,289,526.14	2.05%	5.870	359	77.36	662
12.000 -12.499	138	48,869,590.21	3.68%	6.250	359	78.71	646
12.500 -12.999	349	117,289,121.54	8.83%	6.794	358	79.63	642
13.000 -13.499	429	139,691,730.88	10.52%	7.239	358	79.44	628
13.500 -13.999	656	199,894,202.04	15.05%	7.748	359	80.38	621
14.000 -14.499	649	181,454,624.37	13.66%	8.235	359	80.22	615
14.500 -14.999	803	220,764,576.41	16.62%	8.706	359	81.14	608
15.000 -15.499	519	115,254,637.18	8.68%	9.214	359	85.07	600
15.500 -15.999	606	124,503,062.97	9.37%	9.695	359	84.17	597
16.000 -16.499	333	56,979,803.91	4.29%	10.192	359	86.32	589
16.500 -16.999	272	41,424,005.75	3.12%	10.687	358	85.12	574
17.000 -17.499	170	22,910,323.09	1.72%	11.229	358	83.32	572
17.500 -17.999	166	20,461,169.03	1.54%	11.702	359	85.83	569
18.000 -18.499	87	8,025,361.20	0.60%	12.198	359	87.18	569
18.500 -18.999	12	1,310,274.95	0.10%	12.391	358	75.69	557
Total	5,274	1,328,356,668.86	100.00%	8.401	359	81.52	613

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	125	31,294,392.64	2.36%	8.428	360	83.56	654
2.000	1	607,999.95	0.05%	6.600	341	95.00	713
3.000	5,144	1,295,514,002.03	97.53%	8.400	359	81.47	612
5.000	1	221,872.04	0.02%	11.990	358	60.00	503
6.000	3	718,402.20	0.05%	8.319	358	79.32	623
Total	5,274	1,328,356,668.86	100.00%	8.401	359	81.52	613

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5,142	1,295,558,885.63	97.53%	8.399	359	81.48	612
1.500	127	31,818,938.68	2.40%	8.456	360	83.39	652
2.000	4	799,679.32	0.06%	9.077	358	75.45	597
3.000	1	179,165.23	0.01%	6.850	359	70.00	645
Total	5,274	1,328,356,668.86	100.00%	8.401	359	81.52	613

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
09/01/07	1	607,999.95	0.05%	6.600	341	95.00	713
02/01/08	1	348,264.30	0.03%	7.400	346	59.83	612
06/01/08	2	982,542.06	0.07%	7.865	350	80.60	641
08/01/08	4	461,197.69	0.03%	11.074	352	76.49	524
09/01/08	27	3,978,677.94	0.30%	10.085	353	84.83	552
10/01/08	38	6,808,818.64	0.51%	10.315	354	89.20	555
11/01/08	11	3,029,395.71	0.23%	8.801	355	87.17	578
12/01/08	74	22,663,523.19	1.71%	8.407	356	75.06	573
01/01/09	443	129,913,196.90	9.78%	8.180	357	79.14	585
02/01/09	1,164	325,037,299.75	24.47%	8.271	358	82.08	596
03/01/09	2,060	470,000,983.04	35.38%	8.578	359	81.73	618
03/26/09	1	261,330.00	0.02%	7.850	360	93.00	598
04/01/09	883	199,973,276.45	15.05%	8.704	360	83.79	642
09/01/09	2	873,951.46	0.07%	11.414	353	94.59	546
11/01/09	2	512,355.09	0.04%	8.533	355	78.29	533
12/01/09	2	707,393.48	0.05%	7.690	356	89.28	659
01/01/10	22	5,918,673.20	0.45%	8.361	357	76.45	592
02/01/10	39	10,897,942.33	0.82%	7.977	358	82.68	599
03/01/10	89	25,050,450.79	1.89%	7.843	359	78.83	630
04/01/10	48	10,889,884.00	0.82%	8.681	360	79.17	641
10/01/11	1	149,527.26	0.01%	9.280	354	98.04	605
11/01/11	3	512,387.25	0.04%	8.575	355	72.14	585
12/01/11	2	434,782.43	0.03%	7.910	356	74.44	604
01/01/12	22	7,177,607.82	0.54%	7.440	357	81.77	618
02/01/12	84	27,207,981.72	2.05%	7.901	358	76.95	611
03/01/12	168	52,216,949.40	3.93%	7.588	359	78.64	649
04/01/12	80	21,635,356.00	1.63%	7.635	360	82.24	659
02/01/22	1	104,921.01	0.01%	10.775	358	100.00	605
Total	5,274	1,328,356,668.86	100.00%	8.401	359	81.52	613

Group I Initial Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$833,695,492	$24,955	$747,056
Average Scheduled Principal Balance	$194,471
Number of Mortgage Loans	4,287

Weighted Average Gross Coupon	8.550%	5.600%	14.700%
Weighted Average FICO Score	609	500	803
Weighted Average Combined Original LTV	79.96%	10.31%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	80.75%	10.31%	100.00%
Weighted Average Debt-to-Income	41.87%	2.81%	59.68%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	119 months	360 months
Weighted Average Seasoning	1 months	0 months	10 months

Weighted Average Gross Margin	6.112%	2.750%	10.000%
Weighted Average Minimum Interest Rate	6.341%	2.750%	12.600%
Weighted Average Maximum Interest Rate	14.535%	9.100%	18.700%
Weighted Average Initial Rate Cap	2.959%	1.000%	6.000%
Weighted Average Subsequent Rate Cap	1.013%	1.000%	3.000%
Weighted Average Months to Roll	26 months	14 months	178 months

Maturity Date		March 1, 2017	April 1, 2037
Maximum Zip Code Concentration	0.22%	11233

ARM	87.42%
Fixed Rate	12.58%

15/15 6 MO LIBOR	0.01%
2/13 6 MO LIBOR	0.01%
2/28 6 MO LIBOR	46.60%
2/28 6 MO LIBOR 40/30 Balloon	18.47%
2/28 6 MO LIBOR 50/30 Balloon	4.79%
2/28 6 MO LIBOR IO	7.17%
3/27 6 MO LIBOR	1.93%
3/27 6 MO LIBOR 40/30 Balloon	0.83%
3/27 6 MO LIBOR 50/30 Balloon	0.22%
3/27 6 MO LIBOR IO	0.70%
5/25 6 MO LIBOR	2.41%
5/25 6 MO LIBOR 40/30 Balloon	1.69%
5/25 6 MO LIBOR 50/30 Balloon	0.92%
5/25 6 MO LIBOR IO	1.68%
Fixed Rate 10 Yr	0.01%
Fixed Rate 15 Yr	0.21%
Fixed Rate 20 Yr	0.07%
Fixed Rate 30 Yr	9.29%
Fixed Rate 30 Yr IO	0.71%
Fixed Rate 30 Yr Rate Reduction	0.05%
Fixed Rate 30/15 Balloon	0.01%
Fixed Rate 40/30 Balloon	1.56%
Fixed Rate 50/30 Balloon	0.67%

Interest Only	10.26%
Not Interest Only	89.74%

Prepay Penalty: 0 months	29.20%
Prepay Penalty: 12 months	8.79%
Prepay Penalty: 24 months	49.46%
Prepay Penalty: 30 months	0.19%
Prepay Penalty: 36 months	12.36%

First Lien	98.69%
Second Lien	1.31%

Business Bank Statements	2.25%
Full Documentation	58.62%
Lite Documentation	0.29%
No Documentation	0.54%
Stated Income Documentation	38.30%

Cash Out Refinance	74.75%
Purchase	14.60%
Rate/Term Refinance	10.65%

2-4 Units Attached	3.22%
2-4 Units Detached	9.24%
Condo High-Rise Attached	0.28%
Condo Low-Rise Attached	3.89%
PUD Attached	1.33%
PUD Detached	6.89%
Single Family Attached	2.71%
Single Family Detached	72.43%

Non-owner	16.29%
Primary	82.28%
Second Home	1.43%

Top 5 States:
California	16.65%
Florida	10.08%
New York	8.35%
New Jersey	6.61%
Massachusetts	5.49%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	231	7,958,107.83	0.95%	11.497	355	98.35	620
50,000.01 - 100,000.00	544	41,958,327.94	5.03%	10.681	356	82.16	617
100,000.01 - 150,000.00	930	116,528,399.88	13.98%	9.341	358	79.43	600
150,000.01 - 200,000.00	809	141,950,649.65	17.03%	8.796	358	78.17	601
200,000.01 - 250,000.00	579	129,609,301.84	15.55%	8.384	358	78.98	603
250,000.01 - 300,000.00	450	123,126,531.94	14.77%	8.121	358	80.53	612
300,000.01 - 350,000.00	359	116,528,161.60	13.98%	7.973	358	79.94	614
350,000.01 - 400,000.00	243	91,072,253.68	10.92%	7.939	358	80.96	621
400,000.01 - 450,000.00	88	36,681,809.85	4.40%	7.828	359	79.87	620
450,000.01 - 500,000.00	27	12,890,518.17	1.55%	7.905	359	81.36	632
500,000.01 - 550,000.00	11	5,727,332.10	0.69%	7.898	358	84.38	597
550,000.01 - 600,000.00	10	5,765,863.41	0.69%	8.266	359	82.18	639
600,000.01 - 650,000.00	4	2,476,177.69	0.30%	7.559	357	81.45	583
650,000.01 - 700,000.00	1	675,000.00	0.08%	7.990	360	75.00	692
700,000.01 - 750,000.00	1	747,056.39	0.09%	8.600	359	65.00	575
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	43	13,248,027.96	1.59%	5.799	359	75.41	659
6.000 - 6.499	103	30,112,599.03	3.61%	6.253	358	75.75	651
6.500 - 6.999	259	72,052,100.20	8.64%	6.774	358	76.02	641
7.000 - 7.499	303	77,318,387.79	9.27%	7.248	358	76.35	620
7.500 - 7.999	496	120,750,379.91	14.48%	7.762	358	78.37	614
8.000 - 8.499	489	111,542,090.87	13.38%	8.255	358	78.90	608
8.500 - 8.999	624	133,674,463.35	16.03%	8.746	358	80.06	603
9.000 - 9.499	387	72,378,162.13	8.68%	9.237	358	83.01	600
9.500 - 9.999	564	87,858,204.83	10.54%	9.741	358	83.34	593
10.000 -10.499	264	38,298,286.83	4.59%	10.224	359	84.46	595
10.500 -10.999	234	30,585,066.72	3.67%	10.731	357	83.04	582
11.000 -11.499	145	16,967,964.89	2.04%	11.233	358	80.90	583
11.500 -11.999	144	13,698,831.46	1.64%	11.729	356	86.52	587
12.000 -12.499	104	8,588,637.94	1.03%	12.195	359	86.59	577
12.500 -12.999	59	3,512,720.19	0.42%	12.640	353	89.71	601
13.000 -13.499	16	789,755.97	0.09%	13.259	357	99.49	634
13.500 -13.999	28	1,198,739.73	0.14%	13.585	357	100.00	608
14.000 -14.499	24	1,081,703.42	0.13%	14.256	355	100.00	590
14.500 -14.999	1	39,368.75	0.00%	14.700	355	100.00	577
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	16	3,023,735.04	0.36%	9.710	358	76.27	500
501 - 520	222	43,159,747.93	5.18%	9.555	358	74.16	510
521 - 540	239	45,412,671.47	5.45%	9.429	358	73.19	530
541 - 560	290	60,180,130.32	7.22%	9.095	358	73.34	551
561 - 580	449	88,547,099.64	10.62%	8.555	358	76.04	571
581 - 600	614	116,531,348.97	13.98%	8.585	357	79.89	590
601 - 620	728	130,213,250.96	15.62%	8.700	358	82.57	610
621 - 640	594	111,763,498.68	13.41%	8.341	359	82.56	629
641 - 660	486	96,916,456.72	11.62%	8.121	358	82.48	650
661 - 680	297	62,134,190.56	7.45%	7.887	359	82.18	670
681 - 700	140	29,829,869.86	3.58%	8.100	358	86.07	690
701 - 760	174	38,632,794.47	4.63%	7.815	359	83.59	722
761+	15	3,806,562.10	0.46%	8.228	359	90.04	778
None	23	3,544,135.25	0.43%	10.087	359	64.78	0
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	184	30,733,992.55	3.69%	8.468	357	40.99	590
50.00- 54.99	84	15,281,449.88	1.83%	8.358	355	52.39	597
55.00- 59.99	115	24,904,917.24	2.99%	7.883	359	57.46	594
60.00- 64.99	157	34,507,911.35	4.14%	8.054	357	62.33	591
65.00- 69.99	255	55,904,058.88	6.71%	8.377	358	66.85	584
70.00- 74.99	284	63,689,960.91	7.64%	8.093	357	71.89	594
75.00- 79.99	364	79,042,425.79	9.48%	8.325	358	76.75	598
80.00	730	142,554,809.29	17.10%	8.528	358	80.00	600
80.01- 84.99	170	39,977,189.66	4.80%	7.854	358	83.33	621
85.00- 89.99	400	87,883,462.10	10.54%	8.242	358	86.22	617
90.00- 94.99	597	126,802,845.19	15.21%	8.673	359	90.41	640
95.00- 99.99	415	78,798,311.95	9.45%	9.268	358	95.13	617
100.00	532	53,614,157.18	6.43%	10.068	358	100.00	623
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	182	30,351,421.99	3.64%	8.472	357	40.94	590
50.00- 54.99	85	15,589,037.69	1.87%	8.351	356	52.29	596
55.00- 59.99	114	24,645,152.44	2.96%	7.899	359	57.44	594
60.00- 64.99	155	34,220,411.35	4.10%	8.047	357	62.32	591
65.00- 69.99	253	55,343,558.88	6.64%	8.394	358	66.83	583
70.00- 74.99	287	64,259,708.46	7.71%	8.087	357	71.77	594
75.00- 79.99	356	78,041,442.86	9.36%	8.314	358	76.74	597
80.00	539	111,177,187.37	13.34%	8.617	358	80.00	589
80.01- 84.99	171	40,393,189.66	4.85%	7.844	358	83.19	622
85.00- 89.99	402	88,437,237.50	10.61%	8.234	358	86.15	617
90.00- 94.99	597	127,110,528.20	15.25%	8.671	359	90.36	640
95.00- 99.99	426	80,795,698.44	9.69%	9.238	358	94.74	617
100.00	720	83,330,917.13	10.00%	9.432	358	92.88	629
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	55,990.03	0.01%	10.950	119	36.29	593
180	16	1,872,222.20	0.22%	9.179	178	71.49	615
240	4	612,481.00	0.07%	8.520	237	68.61	570
360	4,266	831,154,798.74	99.70%	8.548	359	79.99	609
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	1	55,990.03	0.01%	10.950	119	36.29	593
121-180	16	1,872,222.20	0.22%	9.179	178	71.49	615
181-240	4	612,481.00	0.07%	8.520	237	68.61	570
301-360	4,266	831,154,798.74	99.70%	8.548	359	79.99	609
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	115	19,024,795.69	2.28%	8.676	356	76.64	614
20.01 -25.00	155	25,878,183.51	3.10%	8.640	359	75.66	604
25.01 -30.00	293	49,673,247.84	5.96%	8.717	359	77.46	599
30.01 -35.00	472	83,297,733.85	9.99%	8.603	358	78.97	611
35.01 -40.00	648	117,498,988.88	14.09%	8.627	358	79.80	615
40.01 -45.00	883	172,264,163.32	20.66%	8.614	358	80.06	606
45.01 -50.00	983	206,346,550.62	24.75%	8.512	358	81.25	610
50.01 -55.00	596	130,422,452.96	15.64%	8.338	358	80.82	609
55.01 -60.00	102	21,349,815.94	2.56%	8.460	358	81.57	608
None	40	7,939,559.36	0.95%	8.529	359	75.76	644
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,525	728,831,001.59	87.42%	8.532	359	79.77	606
Fixed Rate	762	104,864,490.38	12.58%	8.677	354	81.22	630
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	104,921.01	0.01%	10.775	358	100.00	605
2/13 6 MO LIBOR	1	50,508.36	0.01%	10.500	179	75.00	600
2/28 6 MO LIBOR	2,103	388,488,361.34	46.60%	9.020	359	79.39	598
2/28 6 MO LIBOR 40/30 Balloon	643	153,979,111.47	18.47%	8.149	358	79.51	598
2/28 6 MO LIBOR 50/30 Balloon	180	39,907,318.16	4.79%	7.965	359	83.61	634
2/28 6 MO LIBOR IO	216	59,775,378.94	7.17%	7.457	359	83.08	639
3/27 6 MO LIBOR	85	16,053,124.27	1.93%	8.949	359	77.24	606
3/27 6 MO LIBOR 40/30 Balloon	30	6,920,484.37	0.83%	8.129	358	79.39	605
3/27 6 MO LIBOR 50/30 Balloon	7	1,845,599.61	0.22%	6.693	359	75.84	648
3/27 6 MO LIBOR IO	20	5,812,145.00	0.70%	7.175	359	76.82	646
5/25 6 MO LIBOR	102	20,127,686.36	2.41%	8.391	359	76.81	622
5/25 6 MO LIBOR 40/30 Balloon	59	14,111,032.08	1.69%	8.035	359	74.35	620
5/25 6 MO LIBOR 50/30 Balloon	30	7,670,321.70	0.92%	7.656	359	81.04	629
5/25 6 MO LIBOR IO	48	13,985,008.92	1.68%	7.065	359	82.20	653
Fixed Rate 10 Yr	1	55,990.03	0.01%	10.950	119	36.29	593
Fixed Rate 15 Yr	14	1,763,769.07	0.21%	9.063	178	70.45	614
Fixed Rate 20 Yr	4	612,481.00	0.07%	8.520	237	68.61	570
Fixed Rate 30 Yr	647	77,455,079.01	9.29%	9.042	358	81.60	624
Fixed Rate 30 Yr IO	19	5,944,903.33	0.71%	6.991	359	77.14	677
Fixed Rate 30 Yr Rate Reduction	3	396,742.57	0.05%	10.560	358	73.12	566
Fixed Rate 30/15 Balloon	1	57,944.77	0.01%	11.575	177	100.00	645
Fixed Rate 40/30 Balloon	52	12,966,492.54	1.56%	7.660	358	80.79	627
Fixed Rate 50/30 Balloon	21	5,611,088.06	0.67%	7.482	359	86.92	688
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	3,984	748,178,055.78	89.74%	8.688	358	79.71	605
I/O Term: 60 months	231	64,278,764.39	7.71%	7.391	359	82.36	640
I/O Term: 120 months	72	21,238,671.80	2.55%	7.191	359	81.30	656
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,361	243,436,796.70	29.20%	8.858	358	79.99	607
Prepay Penalty: 12 months	262	73,312,458.98	8.79%	8.279	358	75.34	610
Prepay Penalty: 24 months	2,133	412,344,765.22	49.46%	8.545	359	80.54	605
Prepay Penalty: 30 months	6	1,563,576.15	0.19%	8.942	358	88.30	610
Prepay Penalty: 36 months	525	103,037,894.92	12.36%	8.028	357	80.71	633
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,011	822,806,641.22	98.69%	8.506	358	79.70	609
Second Lien	276	10,888,850.75	1.31%	11.877	353	99.55	624
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	89	18,782,775.90	2.25%	8.732	359	81.20	606
Full Documentation	2,732	488,751,498.75	58.62%	8.519	358	81.50	603
Lite Documentation	13	2,381,961.33	0.29%	8.887	359	78.27	606
No Documentation	23	4,460,892.88	0.54%	8.297	359	72.35	680
Stated Income Documentation	1,430	319,318,363.11	38.30%	8.587	358	77.64	618
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,874	623,153,187.92	74.75%	8.347	358	77.65	604
Purchase	935	121,730,980.93	14.60%	9.472	359	89.99	635
Rate/Term Refinance	478	88,811,323.12	10.65%	8.709	357	82.38	611
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	87	26,851,066.14	3.22%	8.397	358	74.48	617
2-4 Units Detached	301	77,067,692.05	9.24%	8.555	358	79.38	626
Condo High-Rise Attached	11	2,364,028.81	0.28%	8.460	359	78.15	649
Condo Low-Rise Attached	175	32,399,453.45	3.89%	8.555	359	81.34	621
PUD Attached	60	11,120,738.75	1.33%	8.419	358	81.31	607
PUD Detached	293	57,468,848.12	6.89%	8.480	359	82.13	617
Single Family Attached	137	22,604,336.89	2.71%	8.580	359	79.16	604
Single Family Detached	3,223	603,819,327.76	72.43%	8.564	358	80.00	606
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	738	135,842,766.20	16.29%	9.133	359	82.07	642
Primary	3,500	685,949,587.51	82.28%	8.438	358	79.51	603
Second Home	49	11,903,138.26	1.43%	8.326	359	81.43	622
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	332	71,886,400.13	8.62%	8.662	358	75.14	577
AA	569	120,827,874.47	14.49%	8.728	358	80.00	576
AA+	2,928	552,109,123.96	66.22%	8.328	358	82.15	628
B	268	53,828,581.85	6.46%	9.324	358	73.04	562
C	121	22,327,082.29	2.68%	9.560	359	69.75	572
CC	69	12,716,429.27	1.53%	10.802	359	58.73	561
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	39	5,049,770.63	0.61%	9.587	355	89.05	601
Alaska	8	1,841,480.84	0.22%	8.455	359	82.22	619
Arizona	118	23,182,901.28	2.78%	8.203	358	80.51	612
Arkansas	6	981,659.91	0.12%	10.586	359	83.21	575
California	493	138,839,935.39	16.65%	7.650	358	76.29	619
Colorado	91	15,745,627.88	1.89%	8.600	358	84.72	619
Connecticut	108	21,028,850.79	2.52%	8.698	359	80.37	618
Delaware	8	1,257,747.74	0.15%	9.423	358	79.07	557
District of Columbia	10	2,368,906.58	0.28%	8.073	359	70.04	617
Florida	462	84,009,043.82	10.08%	8.671	358	77.81	605
Georgia	125	19,597,492.13	2.35%	9.306	358	85.79	603
Hawaii	43	16,128,342.22	1.93%	7.488	359	74.86	626
Idaho	18	3,352,816.83	0.40%	8.341	359	84.45	632
Illinois	144	27,493,171.55	3.30%	9.142	359	83.20	613
Indiana	74	8,318,911.26	1.00%	10.116	358	91.47	607
Iowa	16	1,987,608.53	0.24%	10.464	359	93.53	591
Kansas	8	1,338,537.92	0.16%	10.000	359	92.92	614
Kentucky	16	2,354,812.35	0.28%	9.329	358	86.51	589
Louisiana	34	4,837,800.21	0.58%	8.871	359	79.61	612
Maine	42	6,313,584.38	0.76%	8.975	354	76.36	607
Maryland	119	27,352,869.90	3.28%	8.405	358	79.17	599
Massachusetts	188	45,755,159.08	5.49%	8.270	359	78.66	613
Michigan	172	22,662,441.62	2.72%	9.701	359	86.13	607
Minnesota	57	8,877,874.35	1.06%	8.606	358	83.63	600
Mississippi	14	1,747,573.32	0.21%	8.889	359	84.07	611
Missouri	50	6,672,202.99	0.80%	9.536	359	87.27	607
Montana	7	1,415,345.12	0.17%	8.561	359	82.11	599
Nebraska	1	127,500.00	0.02%	10.500	360	100.00	634
Nevada	65	14,098,195.24	1.69%	8.352	358	81.77	604
New Hampshire	35	6,578,734.46	0.79%	8.693	359	79.72	608
New Jersey	228	55,119,685.15	6.61%	8.617	357	76.51	604
New York	244	69,590,006.37	8.35%	8.166	357	73.22	605
North Carolina	123	18,912,069.03	2.27%	9.362	359	84.92	608
North Dakota	2	242,778.33	0.03%	10.946	359	87.10	583
Ohio	81	10,293,776.89	1.23%	9.968	357	87.95	610
Oklahoma	16	2,403,528.61	0.29%	9.025	359	88.82	610
Oregon	54	10,939,119.09	1.31%	8.443	358	81.05	610
Pennsylvania	138	20,810,902.67	2.50%	9.180	359	84.28	600
Rhode Island	20	4,461,232.58	0.54%	8.947	359	85.26	614
South Carolina	46	6,421,852.39	0.77%	9.749	355	82.32	594
South Dakota	1	200,000.00	0.02%	7.300	360	73.80	625
Tennessee	61	7,244,339.40	0.87%	9.253	359	86.14	604
Texas	313	32,143,750.17	3.86%	9.505	356	86.69	609
Utah	46	8,329,489.12	1.00%	8.346	359	83.73	617
Vermont	20	2,825,369.01	0.34%	9.273	358	81.09	601
Virginia	133	23,256,212.50	2.79%	8.734	359	80.15	597
Washington	139	31,330,439.33	3.76%	8.036	359	82.33	611
Wisconsin	45	7,154,980.23	0.86%	9.047	358	87.93	596
Wyoming	6	699,062.78	0.08%	9.385	359	89.95	633
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	4,075	798,510,557.68	95.78%	8.562	358	80.00	608
Silent 2nd	212	35,184,934.29	4.22%	8.276	359	79.03	639
Total	4,287	833,695,491.97	100.00%	8.550	358	79.96	609

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	355,200.00	0.05%	8.600	360	91.08	745
3.000 - 3.499	2	194,359.34	0.03%	11.076	359	80.00	597
3.500 - 3.999	1	268,081.11	0.04%	6.600	357	80.00	627
4.000 - 4.499	12	2,078,556.81	0.29%	9.155	359	71.19	613
4.500 - 4.999	14	2,545,909.23	0.35%	8.750	358	76.98	599
5.000 - 5.499	112	21,292,310.71	2.92%	8.750	359	81.83	613
5.500 - 5.999	271	64,008,173.09	8.78%	7.863	358	79.12	609
6.000 - 6.499	2,659	544,360,765.55	74.69%	8.490	359	81.12	612
6.500 - 6.999	235	49,280,628.42	6.76%	9.120	358	73.43	572
7.000 - 7.499	140	27,978,660.45	3.84%	9.296	358	69.28	566
7.500 - 7.999	64	13,448,775.49	1.85%	9.029	358	72.88	566
8.000 - 8.499	12	2,825,212.45	0.39%	9.143	357	76.52	586
8.500 - 8.999	1	134,891.25	0.02%	9.700	359	42.19	539
10.000 -10.499	1	59,477.69	0.01%	10.770	359	85.00	603
Total	3,525	728,831,001.59	100.00%	8.532	359	79.77	606

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	355,200.00	0.05%	8.600	360	91.08	745
3.000 - 3.499	2	194,359.34	0.03%	11.076	359	80.00	597
4.000 - 4.499	11	1,954,406.81	0.27%	9.006	359	71.58	614
4.500 - 4.999	11	1,660,286.47	0.23%	9.238	359	77.71	580
5.000 - 5.499	99	18,373,661.79	2.52%	8.880	359	83.15	610
5.500 - 5.999	226	55,595,821.41	7.63%	7.718	358	78.47	612
6.000 - 6.499	2,540	522,090,464.92	71.63%	8.474	359	81.13	613
6.500 - 6.999	194	40,648,531.25	5.58%	9.042	359	73.08	575
7.000 - 7.499	93	19,833,751.88	2.72%	9.038	359	68.78	575
7.500 - 7.999	54	12,533,562.25	1.72%	7.868	358	72.47	599
8.000 - 8.499	40	10,058,199.18	1.38%	8.266	357	75.22	580
8.500 - 8.999	80	17,091,096.62	2.35%	8.762	358	75.81	578
9.000 - 9.499	38	7,991,370.09	1.10%	9.215	357	77.52	561
9.500 - 9.999	54	10,277,937.43	1.41%	9.749	357	80.91	580
10.000 -10.499	24	3,193,590.07	0.44%	10.220	357	83.73	566
10.500 -10.999	24	3,083,696.82	0.42%	10.752	357	79.98	558
11.000 -11.499	12	1,770,409.36	0.24%	11.311	357	80.60	552
11.500 -11.999	10	1,200,291.14	0.16%	11.665	355	85.04	538
12.000 -12.499	9	694,789.03	0.10%	12.219	356	81.96	545
12.500 -12.999	3	229,575.73	0.03%	12.552	356	65.24	572
Total	3,525	728,831,001.59	100.00%	8.532	359	79.77	606

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	269,868.06	0.04%	6.100	359	90.00	658
10.000 -10.499	2	386,326.10	0.05%	7.130	358	73.03	583
10.500 -10.999	2	267,818.60	0.04%	7.666	358	64.44	567
11.000 -11.499	6	850,481.67	0.12%	8.296	359	72.26	610
11.500 -11.999	45	13,522,460.90	1.86%	5.861	359	75.00	659
12.000 -12.499	81	23,294,078.39	3.20%	6.248	359	77.25	644
12.500 -12.999	203	55,155,508.94	7.57%	6.815	359	76.38	636
13.000 -13.499	261	67,917,233.05	9.32%	7.243	358	76.89	620
13.500 -13.999	422	104,127,668.71	14.29%	7.753	359	78.50	611
14.000 -14.499	436	99,355,296.66	13.63%	8.250	358	78.79	607
14.500 -14.999	552	121,426,794.30	16.66%	8.725	359	80.13	601
15.000 -15.499	355	67,564,925.87	9.27%	9.209	359	82.66	599
15.500 -15.999	426	78,682,023.56	10.80%	9.697	359	82.21	591
16.000 -16.499	234	35,557,923.51	4.88%	10.204	359	84.95	594
16.500 -16.999	187	25,735,729.84	3.53%	10.672	358	82.38	576
17.000 -17.499	126	15,633,882.71	2.15%	11.219	359	79.74	577
17.500 -17.999	99	11,004,894.65	1.51%	11.678	359	82.99	576
18.000 -18.499	76	6,844,271.77	0.94%	12.202	359	85.46	569
18.500 -18.999	11	1,233,814.30	0.17%	12.384	358	74.18	555
Total	3,525	728,831,001.59	100.00%	8.532	359	79.77	606

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	82	16,399,544.57	2.25%	8.711	360	82.65	651
3.000	3,439	711,491,182.78	97.62%	8.527	359	79.71	605
5.000	1	221,872.04	0.03%	11.990	358	60.00	503
6.000	3	718,402.20	0.10%	8.319	358	79.32	623
Total	3,525	728,831,001.59	100.00%	8.532	359	79.77	606

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,437	711,127,441.80	97.57%	8.526	359	79.72	605
1.500	84	16,924,090.61	2.32%	8.755	360	82.35	647
2.000	3	600,303.95	0.08%	9.318	358	68.96	583
3.000	1	179,165.23	0.02%	6.850	359	70.00	645
Total	3,525	728,831,001.59	100.00%	8.532	359	79.77	606

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/08	1	130,565.22	0.02%	11.550	350	84.52	552
08/01/08	3	391,721.16	0.05%	11.326	352	74.19	513
09/01/08	15	2,144,718.32	0.29%	10.116	353	88.29	559
10/01/08	22	3,473,576.42	0.48%	10.319	354	87.72	555
11/01/08	7	1,992,040.90	0.27%	8.601	355	87.97	569
12/01/08	54	13,393,821.71	1.84%	8.345	356	74.99	573
01/01/09	309	71,486,928.42	9.81%	8.399	357	77.92	577
02/01/09	761	173,512,789.39	23.81%	8.288	358	80.34	590
03/01/09	1,357	260,627,285.18	35.76%	8.704	359	79.18	609
03/26/09	1	261,330.00	0.04%	7.850	360	93.00	598
04/01/09	613	114,785,901.55	15.75%	8.901	360	82.80	637
09/01/09	1	71,846.42	0.01%	11.850	353	90.00	504
11/01/09	2	512,355.09	0.07%	8.533	355	78.29	533
12/01/09	2	707,393.48	0.10%	7.690	356	89.28	659
01/01/10	17	4,242,740.80	0.58%	8.655	357	75.31	586
02/01/10	29	7,069,881.04	0.97%	8.075	358	80.98	605
03/01/10	55	11,832,977.42	1.62%	8.044	359	77.52	629
04/01/10	36	6,194,159.00	0.85%	8.767	360	73.74	629
11/01/11	3	512,387.25	0.07%	8.575	355	72.14	585
12/01/11	2	434,782.43	0.06%	7.910	356	74.44	604
01/01/12	13	2,861,487.00	0.39%	7.624	357	78.04	606
02/01/12	59	15,044,581.51	2.06%	8.060	358	76.05	609
03/01/12	105	25,195,410.87	3.46%	7.740	359	78.02	635
04/01/12	57	11,845,400.00	1.63%	7.926	360	81.37	657
02/01/22	1	104,921.01	0.01%	10.775	358	100.00	605
Total	3,525	728,831,001.59	100.00%	8.532	359	79.77	606
Group II Initial Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$662,058,754	$24,765	$1,725,000
Average Scheduled Principal Balance	$267,607
Number of Mortgage Loans	2,474

Weighted Average Gross Coupon	8.388%	5.600%	14.700%
Weighted Average FICO Score	623	500	809
Weighted Average Combined Original LTV	84.50%	12.44%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	87.50%	12.44%	100.00%
Weighted Average Debt-to-Income	42.79%	5.50%	59.70%

Weighted Average Original Term	360 months	120 months	360 months
Weighted Average Stated Remaining Term	358 months	84 months	360 months
Weighted Average Seasoning	2 months	0 months	96 months

Weighted Average Gross Margin	6.074%	2.950%	8.750%
Weighted Average Minimum Interest Rate	6.277%	2.950%	12.260%
Weighted Average Maximum Interest Rate	14.255%	11.000%	18.500%
Weighted Average Initial Rate Cap	2.949%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.013%	1.000%	2.000%
Weighted Average Months to Roll	26 months	5 months	60 months

Maturity Date		April, 1 2014	April, 1 2037
Maximum Zip Code Concentration	1.02%	96815

ARM	90.55%
Fixed Rate	9.45%

2/28 6 MO LIBOR	32.00%
2/28 6 MO LIBOR 40/30 Balloon	19.51%
2/28 6 MO LIBOR 50/30 Balloon	9.96%
2/28 6 MO LIBOR IO	17.36%
3/27 6 MO LIBOR	1.63%
3/27 6 MO LIBOR 40/30 Balloon	0.75%
3/27 6 MO LIBOR 50/30 Balloon	0.19%
3/27 6 MO LIBOR IO	1.09%
5/25 6 MO LIBOR	2.10%
5/25 6 MO LIBOR 40/30 Balloon	1.46%
5/25 6 MO LIBOR 50/30 Balloon	1.09%
5/25 6 MO LIBOR IO	3.42%
Fixed Rate 10 Yr	0.00%
Fixed Rate 15 Yr	0.06%
Fixed Rate 20 Yr	0.01%
Fixed Rate 30 Yr	7.63%
Fixed Rate 30 Yr IO	0.57%
Fixed Rate 40/30 Balloon	0.79%
Fixed Rate 50/30 Balloon	0.38%

Interest Only	22.44%
Not Interest Only	77.56%

Prepay Penalty: 0 months	25.70%
Prepay Penalty: 6 months	0.13%
Prepay Penalty: 12 months	11.72%
Prepay Penalty: 24 months	51.68%
Prepay Penalty: 30 months	0.11%
Prepay Penalty: 36 months	10.66%

First Lien	95.23%
Second Lien	4.77%

Business Bank Statements	3.21%
Full Documentation	53.68%
Lite Documentation	0.33%
No Documentation	0.82%
Stated Income Documentation	41.96%

Cash Out Refinance	50.92%
Purchase	44.37%
Rate/Term Refinance	4.70%

2-4 Units Attached	3.31%
2-4 Units Detached	4.44%
Condo Conversion Attached	0.30%
Condo High-Rise Attached	0.49%
Condo Low-Rise Attached	3.94%
Condo Low-Rise Detached	0.04%
Condotel Attached	1.02%
PUD Attached	0.90%
PUD Detached	14.00%
Single Family Attached	2.14%
Single Family Detached	69.43%

Non-owner	5.06%
Primary	93.37%
Second Home	1.57%

Top 5 States:
California	32.56%
New York	11.90%
Florida	10.05%
Texas	8.60%
New Jersey	5.61%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	402	14,124,421.99	2.13%	10.867	354	99.29	610
50,000.01 - 100,000.00	328	23,974,573.09	3.62%	11.020	358	90.66	623
100,000.01 - 150,000.00	351	43,462,156.68	6.56%	9.928	358	87.63	604
150,000.01 - 200,000.00	238	41,416,799.25	6.26%	9.022	358	86.98	604
200,000.01 - 250,000.00	152	34,031,799.13	5.14%	8.565	359	86.23	623
250,000.01 - 300,000.00	129	35,500,447.00	5.36%	8.484	359	87.07	624
300,000.01 - 350,000.00	81	26,206,657.34	3.96%	8.272	359	87.45	636
350,000.01 - 400,000.00	72	27,128,783.05	4.10%	8.029	359	86.11	636
400,000.01 - 450,000.00	134	57,740,744.67	8.72%	7.876	358	82.52	620
450,000.01 - 500,000.00	158	75,441,417.56	11.39%	7.804	358	84.12	633
500,000.01 - 550,000.00	109	57,336,814.55	8.66%	7.745	358	85.14	632
550,000.01 - 600,000.00	96	55,001,651.46	8.31%	7.920	358	82.16	614
600,000.01 - 650,000.00	61	38,366,144.86	5.79%	7.801	358	83.29	631
650,000.01 - 700,000.00	45	30,179,566.64	4.56%	7.968	359	83.60	626
700,000.01 - 750,000.00	35	25,459,994.15	3.85%	7.967	358	85.20	625
750,000.01 - 800,000.00	18	14,038,481.23	2.12%	8.335	359	82.85	629
800,000.01 - 850,000.00	21	17,233,498.79	2.60%	8.535	358	83.18	638
850,000.01 - 900,000.00	14	12,259,266.94	1.85%	8.524	358	83.42	634
900,000.01 - 950,000.00	9	8,292,804.69	1.25%	8.520	358	74.31	579
950,000.01 - 1,000,000.00	3	2,971,270.33	0.45%	7.391	359	71.10	633
1,000,000.01+	18	21,891,460.71	3.31%	8.053	359	66.46	622
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	26	13,715,652.25	2.07%	5.867	359	79.66	664
6.000 - 6.499	65	29,287,160.86	4.42%	6.259	358	80.83	653
6.500 - 6.999	161	70,767,964.89	10.69%	6.756	358	82.25	647
7.000 - 7.499	179	75,697,135.31	11.43%	7.245	358	81.90	637
7.500 - 7.999	257	104,422,166.55	15.77%	7.749	358	82.44	631
8.000 - 8.499	218	82,762,288.61	12.50%	8.215	359	82.07	625
8.500 - 8.999	268	99,271,659.42	14.99%	8.741	359	82.63	616
9.000 - 9.499	175	51,618,713.17	7.80%	9.223	359	88.45	603
9.500 - 9.999	491	56,961,314.62	8.60%	9.782	358	90.27	605
10.000 -10.499	112	21,415,538.75	3.23%	10.232	358	89.37	582
10.500 -10.999	104	17,321,053.90	2.62%	10.723	358	89.94	576
11.000 -11.499	70	9,865,484.82	1.49%	11.264	358	91.77	579
11.500 -11.999	131	14,741,355.50	2.23%	11.721	357	92.22	603
12.000 -12.499	45	3,933,986.71	0.59%	12.215	358	98.58	624
12.500 -12.999	65	4,474,084.75	0.68%	12.724	356	99.55	636
13.000 -13.499	39	2,248,863.97	0.34%	13.213	357	99.78	627
13.500 -13.999	35	2,010,789.47	0.30%	13.642	354	100.00	606
14.000 -14.499	26	1,303,145.29	0.20%	14.150	355	100.00	586
14.500 -14.999	7	240,395.27	0.04%	14.634	355	100.00	581
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	2	578,074.65	0.09%	11.265	358	84.10	500
501 - 520	89	25,168,730.67	3.80%	9.521	358	75.83	510
521 - 540	74	19,171,276.14	2.90%	9.435	357	79.64	531
541 - 560	102	30,666,386.51	4.63%	9.287	358	80.06	551
561 - 580	317	60,463,342.98	9.13%	8.565	358	79.60	572
581 - 600	314	83,027,654.61	12.54%	8.613	358	83.84	592
601 - 620	469	108,724,596.99	16.42%	8.637	358	87.03	610
621 - 640	359	95,944,801.38	14.49%	8.236	358	87.34	630
641 - 660	293	91,784,330.16	13.86%	7.949	359	84.61	651
661 - 680	188	56,117,789.54	8.48%	7.913	359	84.40	669
681 - 700	90	30,435,926.40	4.60%	7.678	358	86.68	690
701 - 760	137	47,577,164.87	7.19%	7.830	358	88.35	722
761+	29	9,602,204.10	1.45%	7.803	359	86.98	775
None	11	2,796,475.11	0.42%	8.763	359	74.06	0
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	34	13,706,020.34	2.07%	8.240	357	42.53	589
50.00- 54.99	12	3,223,128.05	0.49%	7.951	359	52.54	590
55.00- 59.99	20	7,219,690.63	1.09%	8.543	358	57.88	568
60.00- 64.99	36	13,040,836.32	1.97%	7.933	358	62.33	584
65.00- 69.99	49	19,419,598.16	2.93%	7.960	358	67.20	601
70.00- 74.99	80	34,715,090.88	5.24%	7.726	358	71.71	597
75.00- 79.99	97	43,041,367.02	6.50%	7.957	358	76.61	601
80.00	564	169,979,905.48	25.67%	8.097	359	80.00	630
80.01- 84.99	51	23,178,077.23	3.50%	7.371	358	83.08	631
85.00- 89.99	137	60,401,034.11	9.12%	7.819	358	86.81	629
90.00- 94.99	246	99,023,640.98	14.96%	7.963	359	90.49	644
95.00- 99.99	281	76,745,701.65	11.59%	9.085	359	95.14	620
100.00	867	98,364,663.26	14.86%	9.955	357	100.00	625
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	34	13,706,020.34	2.07%	8.240	357	42.53	589
50.00- 54.99	12	3,223,128.05	0.49%	7.951	359	52.54	590
55.00- 59.99	20	7,219,690.63	1.09%	8.543	358	57.88	568
60.00- 64.99	36	13,040,836.32	1.97%	7.933	358	62.33	584
65.00- 69.99	48	18,954,039.18	2.86%	7.931	358	67.14	601
70.00- 74.99	80	34,715,090.88	5.24%	7.726	358	71.71	597
75.00- 79.99	93	42,574,053.96	6.43%	7.942	358	76.57	600
80.00	176	70,539,566.80	10.65%	8.124	358	80.00	599
80.01- 84.99	52	23,643,636.21	3.57%	7.406	358	82.81	631
85.00- 89.99	138	60,462,634.11	9.13%	7.822	358	86.81	629
90.00- 94.99	246	99,280,030.98	15.00%	7.954	359	90.44	644
95.00- 99.99	286	78,981,091.06	11.93%	9.046	359	94.71	621
100.00	1,253	195,718,935.59	29.56%	9.032	358	90.06	639
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	1	25,090.13	0.00%	11.950	119	100.00	690
180	5	399,404.71	0.06%	7.729	172	72.15	657
240	2	72,481.76	0.01%	13.289	204	91.32	592
360	2,466	661,561,777.51	99.92%	8.388	358	84.50	623
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	2	52,030.50	0.01%	11.769	101	79.83	604
121-180	5	397,924.19	0.06%	7.798	176	73.10	660
181-240	1	47,021.91	0.01%	13.500	236	100.00	613
301-360	2,466	661,561,777.51	99.92%	8.388	358	84.50	623
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	50	13,834,792.71	2.09%	8.046	356	83.59	635
20.01 -25.00	69	11,073,334.98	1.67%	8.887	358	87.61	607
25.01 -30.00	145	30,730,658.59	4.64%	8.423	358	85.22	628
30.01 -35.00	272	62,748,740.91	9.48%	8.544	358	83.30	618
35.01 -40.00	378	93,026,415.23	14.05%	8.565	358	83.02	620
40.01 -45.00	529	136,901,511.36	20.68%	8.550	358	84.60	622
45.01 -50.00	586	169,187,603.32	25.55%	8.300	358	84.61	627
50.01 -55.00	346	113,620,424.41	17.16%	8.098	359	85.32	621
55.01 -60.00	76	24,710,690.64	3.73%	8.299	358	86.68	611
None	23	6,224,581.96	0.94%	8.342	360	81.98	704
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,749	599,525,667.27	90.55%	8.242	359	83.65	622
Fixed Rate	725	62,533,086.84	9.45%	9.788	356	92.62	634
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	807	211,852,087.56	32.00%	8.893	359	82.67	604
2/28 6 MO LIBOR 40/30 Balloon	332	129,158,794.22	19.51%	8.226	358	83.96	609
2/28 6 MO LIBOR 50/30 Balloon	175	65,953,889.64	9.96%	7.954	359	86.44	637
2/28 6 MO LIBOR IO	252	114,901,055.93	17.36%	7.640	358	85.33	648
3/27 6 MO LIBOR	32	10,798,879.97	1.63%	8.354	359	82.93	623
3/27 6 MO LIBOR 40/30 Balloon	11	4,948,373.43	0.75%	8.342	357	84.00	607
3/27 6 MO LIBOR 50/30 Balloon	4	1,231,353.70	0.19%	6.977	359	82.35	655
3/27 6 MO LIBOR IO	15	7,240,690.00	1.09%	7.341	359	81.18	634
5/25 6 MO LIBOR	45	13,885,483.26	2.10%	7.906	359	77.50	645
5/25 6 MO LIBOR 40/30 Balloon	19	9,688,591.91	1.46%	7.549	358	83.66	620
5/25 6 MO LIBOR 50/30 Balloon	15	7,196,350.68	1.09%	6.723	359	80.42	669
5/25 6 MO LIBOR IO	42	22,670,116.97	3.42%	7.406	359	80.21	655
Fixed Rate 10 Yr	1	25,090.13	0.00%	11.950	119	100.00	690
Fixed Rate 15 Yr	5	399,404.71	0.06%	7.729	172	72.15	657
Fixed Rate 20 Yr	2	72,481.76	0.01%	13.289	204	91.32	592
Fixed Rate 30 Yr	688	50,527,601.99	7.63%	10.319	357	94.11	629
Fixed Rate 30 Yr IO	8	3,745,011.00	0.57%	7.181	359	82.62	646
Fixed Rate 40/30 Balloon	15	5,227,684.37	0.79%	7.831	358	87.78	650
Fixed Rate 50/30 Balloon	6	2,535,812.88	0.38%	7.290	360	90.90	692
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,157	513,501,880.21	77.56%	8.622	358	84.56	616
I/O Term: 60 months	258	122,587,029.64	18.52%	7.632	358	84.33	648
I/O Term: 120 months	59	25,969,844.26	3.92%	7.323	359	84.03	649
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	872	170,141,543.30	25.70%	8.900	358	85.52	627
Prepay Penalty: 6 months	1	878,287.63	0.13%	8.200	357	80.00	693
Prepay Penalty: 12 months	166	77,579,745.69	11.72%	8.374	359	80.64	625
Prepay Penalty: 24 months	1,214	342,147,216.77	51.68%	8.297	358	85.18	617
Prepay Penalty: 30 months	2	708,342.21	0.11%	8.188	359	86.91	665
Prepay Penalty: 36 months	219	70,603,618.51	10.66%	7.615	358	82.98	640
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,864	630,479,184.36	95.23%	8.232	358	83.74	623
Second Lien	610	31,579,569.75	4.77%	11.497	355	99.61	633
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	64	21,234,766.67	3.21%	8.438	358	83.70	607
Full Documentation	1,656	355,411,108.79	53.68%	8.478	358	87.08	612
Lite Documentation	7	2,164,218.03	0.33%	9.389	357	88.19	599
No Documentation	21	5,446,408.22	0.82%	8.368	360	81.40	713
Stated Income Documentation	726	277,802,252.40	41.96%	8.261	358	81.27	637
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	764	337,142,565.36	50.92%	7.940	358	80.07	614
Purchase	1,625	293,767,914.28	44.37%	8.942	358	89.62	634
Rate/Term Refinance	85	31,148,274.47	4.70%	8.013	358	83.99	615
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	46	21,886,753.66	3.31%	8.342	359	84.51	655
2-4 Units Detached	95	29,388,354.42	4.44%	8.639	358	86.69	652
Condo Conversion Attached	14	1,970,265.01	0.30%	9.064	356	84.70	641
Condo High-Rise Attached	10	3,221,528.06	0.49%	9.296	359	82.70	608
Condo Low-Rise Attached	91	26,091,977.38	3.94%	8.625	359	83.81	631
Condo Low-Rise Detached	1	295,098.12	0.04%	7.350	359	80.00	674
Condotel Attached	14	6,725,756.61	1.02%	7.068	359	89.38	746
PUD Attached	26	5,957,419.50	0.90%	8.953	359	85.10	603
PUD Detached	444	92,667,228.15	14.00%	8.692	358	87.19	612
Single Family Attached	54	14,175,595.70	2.14%	8.161	358	81.81	612
Single Family Detached	1,679	459,678,777.50	69.43%	8.310	358	83.87	620
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	112	33,475,056.91	5.06%	8.735	359	81.97	627
Primary	2,338	618,195,846.77	93.37%	8.383	358	84.65	622
Second Home	24	10,387,850.43	1.57%	7.570	359	83.62	694
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	85	31,795,179.89	4.80%	8.549	357	75.49	575
AA	267	90,546,418.75	13.68%	8.699	358	81.34	581
AA+	2,024	510,507,777.93	77.11%	8.273	358	86.07	636
B	70	22,617,149.06	3.42%	9.158	359	79.32	576
C	22	5,670,611.64	0.86%	9.419	359	67.92	561
CC	6	921,616.84	0.14%	10.727	359	64.03	577
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	21	2,674,124.81	0.40%	9.222	358	89.25	611
Arizona	68	18,458,030.39	2.79%	8.463	359	84.05	632
Arkansas	3	266,788.99	0.04%	10.264	358	100.00	624
California	441	215,572,277.46	32.56%	7.674	358	83.71	633
Colorado	39	9,875,239.15	1.49%	8.392	359	87.59	629
Connecticut	16	5,505,609.94	0.83%	8.145	358	76.51	609
Delaware	4	1,406,670.48	0.21%	7.953	358	90.48	629
District of Columbia	7	3,680,697.39	0.56%	7.948	358	72.12	600
Florida	278	66,530,255.42	10.05%	8.752	358	82.58	616
Georgia	51	10,332,227.70	1.56%	9.469	358	90.60	622
Hawaii	20	9,596,262.66	1.45%	7.066	359	85.23	712
Idaho	4	628,567.99	0.09%	8.804	358	90.91	624
Illinois	45	9,406,370.87	1.42%	9.107	358	87.20	630
Indiana	15	2,274,258.51	0.34%	9.229	359	92.35	627
Iowa	4	360,702.16	0.05%	10.085	356	88.62	593
Kansas	4	309,420.24	0.05%	11.492	358	75.17	555
Kentucky	9	1,329,682.55	0.20%	9.559	359	91.05	595
Louisiana	32	4,413,668.38	0.67%	8.972	359	88.67	611
Maine	11	1,024,427.83	0.15%	9.690	358	85.68	581
Maryland	37	13,337,761.59	2.01%	8.152	358	84.24	602
Massachusetts	52	16,153,984.03	2.44%	8.239	359	83.74	639
Michigan	56	8,837,096.86	1.33%	9.229	358	86.01	604
Minnesota	8	1,116,710.90	0.17%	8.667	358	90.88	630
Mississippi	11	1,706,562.20	0.26%	9.986	358	89.41	600
Missouri	13	2,584,528.45	0.39%	9.345	359	87.12	598
Montana	2	601,544.25	0.09%	8.776	359	87.33	619
Nevada	28	8,189,861.23	1.24%	7.956	359	85.91	627
New Hampshire	11	2,460,149.47	0.37%	8.545	359	79.42	645
New Jersey	87	37,131,992.55	5.61%	8.833	359	82.78	618
New York	187	78,768,680.75	11.90%	8.251	358	81.53	633
North Carolina	44	7,319,154.84	1.11%	9.512	358	86.52	606
North Dakota	2	202,289.76	0.03%	10.308	360	77.07	562
Ohio	31	3,288,441.93	0.50%	9.773	358	88.11	615
Oklahoma	15	2,125,712.62	0.32%	9.218	359	92.48	608
Oregon	19	5,644,148.28	0.85%	7.790	359	88.16	618
Pennsylvania	44	7,056,209.23	1.07%	8.798	358	84.91	605
Rhode Island	3	164,283.28	0.02%	12.399	357	100.00	696
South Carolina	23	6,068,884.46	0.92%	8.945	358	86.63	590
Tennessee	38	5,383,865.30	0.81%	8.984	359	87.39	589
Texas	560	56,920,530.88	8.60%	9.772	357	90.74	597
Utah	24	5,548,800.39	0.84%	8.370	359	87.52	616
Vermont	3	394,175.12	0.06%	8.719	359	68.44	565
Virginia	56	15,399,756.68	2.33%	8.718	357	82.94	591
Washington	31	9,591,086.88	1.45%	8.248	358	87.24	622
Wisconsin	14	1,728,936.28	0.26%	8.884	357	86.97	606
Wyoming	3	688,322.98	0.10%	7.404	359	86.86	636
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,079	561,194,683.39	84.77%	8.440	358	85.30	618
Silent 2nd	395	100,864,070.72	15.23%	8.100	359	80.01	652
Total	2,474	662,058,754.11	100.00%	8.388	358	84.50	623

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	65,000.00	0.01%	11.400	360	100.00	623
4.000 - 4.499	3	158,059.69	0.03%	11.761	355	80.52	582
4.500 - 4.999	6	1,729,258.45	0.29%	7.669	357	84.61	665
5.000 - 5.499	32	8,640,104.22	1.44%	8.067	357	82.09	622
5.500 - 5.999	137	56,347,686.91	9.40%	7.432	358	80.56	617
6.000 - 6.499	1,454	483,531,623.95	80.65%	8.293	359	84.87	626
6.500 - 6.999	76	30,391,700.52	5.07%	8.659	358	77.33	591
7.000 - 7.499	20	9,387,616.27	1.57%	8.600	358	66.48	575
7.500 - 7.999	14	6,701,602.18	1.12%	8.857	358	77.80	569
8.000 - 8.499	5	2,406,875.87	0.40%	9.192	357	78.19	623
8.500 - 8.999	1	166,139.21	0.03%	9.250	357	80.00	600
Total	1,749	599,525,667.27	100.00%	8.242	359	83.65	622

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	65,000.00	0.01%	11.400	360	100.00	623
4.000 - 4.499	1	50,385.55	0.01%	11.990	359	90.00	628
4.500 - 4.999	2	133,181.11	0.02%	11.042	359	100.00	605
5.000 - 5.499	25	6,188,785.73	1.03%	8.524	359	82.44	614
5.500 - 5.999	114	50,400,366.12	8.41%	7.231	358	79.96	620
6.000 - 6.499	1,385	462,156,065.98	77.09%	8.264	359	84.93	627
6.500 - 6.999	61	22,637,131.66	3.78%	8.649	358	77.84	596
7.000 - 7.499	17	6,207,993.33	1.04%	8.469	357	75.25	614
7.500 - 7.999	32	16,679,860.08	2.78%	7.751	358	77.76	608
8.000 - 8.499	13	5,679,389.48	0.95%	8.177	357	70.85	574
8.500 - 8.999	26	11,457,227.76	1.91%	8.743	358	74.17	603
9.000 - 9.499	22	8,454,397.44	1.41%	9.281	357	83.97	586
9.500 - 9.999	12	2,653,378.71	0.44%	9.769	357	90.88	571
10.000 -10.499	7	1,964,907.83	0.33%	10.266	357	82.68	579
10.500 -10.999	14	2,722,404.42	0.45%	10.761	355	90.22	530
11.000 -11.499	7	1,363,531.27	0.23%	11.288	354	93.18	544
11.500 -11.999	7	504,089.66	0.08%	11.826	355	95.13	569
12.000 -12.499	3	207,571.14	0.03%	12.125	354	90.00	539
Total	1,749	599,525,667.27	100.00%	8.242	359	83.65	622

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	2	460,164.76	0.08%	8.018	358	77.19	597
11.500 -11.999	27	13,767,065.24	2.30%	5.878	359	79.68	664
12.000 -12.499	57	25,575,511.82	4.27%	6.252	359	80.05	648
12.500 -12.999	146	62,133,612.60	10.36%	6.776	358	82.51	648
13.000 -13.499	168	71,774,497.83	11.97%	7.235	358	81.86	637
13.500 -13.999	234	95,766,533.33	15.97%	7.743	359	82.42	632
14.000 -14.499	213	82,099,327.71	13.69%	8.217	359	81.94	625
14.500 -14.999	251	99,337,782.11	16.57%	8.683	359	82.38	616
15.000 -15.499	164	47,689,711.31	7.95%	9.220	359	88.50	601
15.500 -15.999	180	45,821,039.41	7.64%	9.692	359	87.55	606
16.000 -16.499	99	21,421,880.40	3.57%	10.173	358	88.59	581
16.500 -16.999	85	15,688,275.91	2.62%	10.711	358	89.62	571
17.000 -17.499	44	7,276,440.38	1.21%	11.252	358	91.00	560
17.500 -17.999	67	9,456,274.38	1.58%	11.730	359	89.14	562
18.000 -18.499	11	1,181,089.43	0.20%	12.175	358	97.13	574
18.500 -18.999	1	76,460.65	0.01%	12.500	358	100.00	582
Total	1,749	599,525,667.27	100.00%	8.242	359	83.65	622

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	43	14,894,848.07	2.48%	8.116	360	84.57	657
2.000	1	607,999.95	0.10%	6.600	341	95.00	713
3.000	1,705	584,022,819.25	97.41%	8.247	359	83.61	621
Total	1,749	599,525,667.27	100.00%	8.242	359	83.65	622

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,705	584,431,443.83	97.48%	8.245	358	83.62	621
1.500	43	14,894,848.07	2.48%	8.116	360	84.57	657
2.000	1	199,375.37	0.03%	8.350	359	95.00	641
Total	1,749	599,525,667.27	100.00%	8.242	359	83.65	622

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
09/01/07	1	607,999.95	0.10%	6.600	341	95.00	713
02/01/08	1	348,264.30	0.06%	7.400	346	59.83	612
06/01/08	1	851,976.84	0.14%	7.300	350	80.00	655
08/01/08	1	69,476.53	0.01%	9.650	352	89.42	586
09/01/08	12	1,833,959.62	0.31%	10.049	353	80.78	543
10/01/08	16	3,335,242.22	0.56%	10.312	354	90.74	555
11/01/08	4	1,037,354.81	0.17%	9.183	355	85.63	593
12/01/08	20	9,269,701.48	1.55%	8.497	356	75.16	572
01/01/09	134	58,426,268.48	9.75%	7.912	357	80.64	596
02/01/09	403	151,524,510.36	25.27%	8.251	358	84.06	602
03/01/09	703	209,373,697.86	34.92%	8.420	359	84.90	629
04/01/09	270	85,187,374.90	14.21%	8.438	360	85.12	650
09/01/09	1	802,105.04	0.13%	11.375	353	95.00	550
01/01/10	5	1,675,932.40	0.28%	7.615	357	79.36	608
02/01/10	10	3,828,061.29	0.64%	7.794	358	85.81	587
03/01/10	34	13,217,473.37	2.20%	7.663	359	79.99	631
04/01/10	12	4,695,725.00	0.78%	8.567	360	86.34	656
10/01/11	1	149,527.26	0.02%	9.280	354	98.04	605
01/01/12	9	4,316,120.82	0.72%	7.317	357	84.24	627
02/01/12	25	12,163,400.21	2.03%	7.706	358	78.07	613
03/01/12	63	27,021,538.53	4.51%	7.446	359	79.21	662
04/01/12	23	9,789,956.00	1.63%	7.282	360	83.30	662
Total	1,749	599,525,667.27	100.00%	8.242	359	83.65	622

Option One Mortgage Loan Trust
2007-5

Marketing Materials

$738,777,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

JP Morgan Securities Inc.	Lehman Brothers
Merrill Lynch & Co.	H&R Block Financial Advisors, Inc.
Co-Managers

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Net WAC Rate for the Certificates

Period	Dist Date	Net WAC Rate(1) (3)	Effective Net WAC Rate(2) (3)	Period	Dist Date	Net WAC Rate(1) (3)	Effective Net WAC Rate(2) (3)
1	5/25/2007	N/A	N/A	42	10/25/2010	12.17	27.22
2	6/25/2007	7.91	23.12	43	11/25/2010	11.91	27.12
3	7/25/2007	8.17	23.22	44	12/25/2010	12.30	27.35
4	8/25/2007	7.91	23.12	45	1/25/2011	11.89	27.10
5	9/25/2007	7.91	23.12	46	2/25/2011	11.89	27.10
6	10/25/2007	8.17	23.22	47	3/25/2011	13.17	27.86
7	11/25/2007	7.91	23.12	48	4/25/2011	11.90	27.11
8	12/25/2007	8.17	23.22	49	5/25/2011	12.30	27.35
9	1/25/2008	7.91	23.12	50	6/25/2011	11.89	27.10
10	2/25/2008	7.91	23.12	51	7/25/2011	12.28	27.33
11	3/25/2008	8.35	23.23	52	8/25/2011	11.88	27.09
12	4/25/2008	7.82	23.03	53	9/25/2011	11.88	27.08
13	5/25/2008	8.08	23.13	54	10/25/2011	12.28	27.33
14	6/25/2008	7.82	23.03	55	11/25/2011	11.88	27.09
15	7/25/2008	8.08	23.13	56	12/25/2011	12.26	27.31
16	8/25/2008	7.82	23.03	57	1/25/2012	11.86	27.07
17	9/25/2008	7.82	23.03	58	2/25/2012	11.86	27.07
18	10/25/2008	8.09	23.14	59	3/25/2012	12.71	27.59
19	11/25/2008	7.84	23.05	60	4/25/2012	11.97	27.18
20	12/25/2008	8.10	23.15	61	5/25/2012	12.40	27.45
21	1/25/2009	7.88	23.09	62	6/25/2012	11.99	27.20
22	2/25/2009	8.11	23.32	63	7/25/2012	12.37	27.42
23	3/25/2009	9.64	24.33	64	8/25/2012	11.97	27.18
24	4/25/2009	9.62	24.83	65	9/25/2012	11.97	27.18
25	5/25/2009	10.33	25.38	66	10/25/2012	12.39	27.44
26	6/25/2009	9.99	25.20	67	11/25/2012	11.99	27.20
27	7/25/2009	10.32	25.37	68	12/25/2012	12.38	27.43
28	8/25/2009	10.06	25.27	69	1/25/2013	11.97	27.18
29	9/25/2009	10.26	25.47	70	2/25/2013	11.96	27.17
30	10/25/2009	10.90	25.95	71	3/25/2013	13.24	27.94
31	11/25/2009	10.44	25.65	72	4/25/2013	11.98	27.19
32	12/25/2009	10.79	25.84	73	5/25/2013	12.38	27.43
33	1/25/2010	10.45	25.66
34	2/25/2010	10.53	25.74
35	3/25/2010	11.89	26.59
36	4/25/2010	11.07	26.28
37	5/25/2010	11.60	26.65
38	6/25/2010	11.22	26.43
39	7/25/2010	11.60	26.65
40	8/25/2010	11.30	26.51
41	9/25/2010	11.49	26.70

(1)	Assumes that 1-month LIBOR and 6-month LIBOR increase instantaneously to a rate of 20.00% and are run at the pricing speed to call.
(2)	Assumes that 1-month LIBOR and 6-month LIBOR are instantaneously increased to a rate of 20.00% and payments are received from the related Swap Agreement.
(3)	Assumes no losses.

Weighted Average Life Tables

Class I-A-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	3.00	2.45	2.00	1.50	1.33
MDUR (yr)	2.56	2.15	1.79	1.39	1.24
First Prin Pay	1	1	1	1	1
Last Prin Pay	107	87	73	36	29

Class I-A-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	3.23	2.64	2.16	1.50	1.33
MDUR (yr)	2.68	2.26	1.89	1.39	1.24
First Prin Pay	1	1	1	1	1
Last Prin Pay	238	198	168	36	29

Class II-A-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	1.15	1.01	0.90	0.80	0.72
MDUR (yr)	1.08	0.95	0.85	0.76	0.69
First Prin Pay	1	1	1	1	1
Last Prin Pay	24	21	19	16	14

Class II-A-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	1.15	1.01	0.90	0.80	0.72
MDUR (yr)	1.08	0.95	0.85	0.76	0.69
First Prin Pay	1	1	1	1	1
Last Prin Pay	24	21	19	16	14

Weighted Average Life Tables

Class II-A-2 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	2.85	2.27	2.00	1.78	1.60
MDUR (yr)	2.56	2.07	1.84	1.65	1.49
First Prin Pay	24	21	19	16	14
Last Prin Pay	58	36	30	25	23

Class II-A-2 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	2.85	2.27	2.00	1.78	1.60
MDUR (yr)	2.56	2.07	1.84	1.65	1.49
First Prin Pay	24	21	19	16	14
Last Prin Pay	58	36	30	25	23

Class II-A-3 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.11	4.94	3.00	2.28	2.03
MDUR (yr)	5.02	4.19	2.68	2.08	1.87
First Prin Pay	58	36	30	25	23
Last Prin Pay	94	76	63	30	25

Class II-A-3 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.11	4.94	3.00	2.28	2.03
MDUR (yr)	5.02	4.19	2.68	2.08	1.87
First Prin Pay	58	36	30	25	23
Last Prin Pay	94	76	63	30	25

Weighted Average Life Tables
Class II-A-4 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	8.76	7.12	5.96	2.72	2.20
MDUR (yr)	6.70	5.69	4.91	2.45	2.02
First Prin Pay	94	76	63	30	25
Last Prin Pay	107	87	73	36	28

Class II-A-4 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	11.27	9.18	7.66	2.72	2.20
MDUR (yr)	7.96	6.85	5.96	2.45	2.02
First Prin Pay	94	76	63	30	25
Last Prin Pay	235	195	164	36	28

Class M-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.84	5.03	4.92	4.71	3.69
MDUR (yr)	4.73	4.20	4.15	4.00	3.23
First Prin Pay	38	43	50	36	29
Last Prin Pay	107	87	73	59	48

Class M-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.47	5.56	5.35	7.12	5.65
MDUR (yr)	5.05	4.50	4.42	5.58	4.60
First Prin Pay	38	43	50	36	29
Last Prin Pay	208	172	145	142	119

Weighted Average Life Tables
Class M-2 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.84	4.94	4.57	4.76	3.90
MDUR (yr)	4.71	4.12	3.87	4.03	3.38
First Prin Pay	37	41	44	52	42
Last Prin Pay	107	87	73	59	48

Class M-2 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.45	5.44	4.98	5.22	4.33
MDUR (yr)	5.02	4.40	4.13	4.35	3.70
First Prin Pay	37	41	44	52	42
Last Prin Pay	197	162	136	114	94

Class M-3 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.90	4.43	4.35	3.56
MDUR (yr)	4.68	4.07	3.75	3.71	3.11
First Prin Pay	37	40	43	49	40
Last Prin Pay	107	87	73	59	48

Class M-3 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.42	5.39	4.83	4.70	3.85
MDUR (yr)	4.98	4.34	4.00	3.94	3.32
First Prin Pay	37	40	43	49	40
Last Prin Pay	185	152	127	106	87

Weighted Average Life Tables
Class M-4 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.89	4.38	4.18	3.42
MDUR (yr)	4.60	3.99	3.66	3.54	2.96
First Prin Pay	37	39	42	46	38
Last Prin Pay	107	87	73	59	48

Class M-4 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.40	5.36	4.76	4.52	3.69
MDUR (yr)	4.87	4.25	3.89	3.75	3.15
First Prin Pay	37	39	42	46	38
Last Prin Pay	180	148	124	103	85

Class M-5 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.87	4.33	4.05	3.29
MDUR (yr)	4.56	3.95	3.60	3.41	2.85
First Prin Pay	37	39	41	44	36
Last Prin Pay	107	87	73	59	48

Class M-5 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.38	5.32	4.70	4.37	3.56
MDUR (yr)	4.81	4.19	3.81	3.62	3.03
First Prin Pay	37	39	41	44	36
Last Prin Pay	173	142	119	99	81

Weighted Average Life Tables
Class M-6 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.87	4.30	3.96	3.22
MDUR (yr)	4.48	3.89	3.53	3.31	2.76
First Prin Pay	37	39	40	43	35
Last Prin Pay	107	87	73	59	48

Class M-6 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.35	5.29	4.65	4.27	3.47
MDUR (yr)	4.71	4.11	3.73	3.50	2.94
First Prin Pay	37	39	40	43	35
Last Prin Pay	167	136	114	95	78

Class M-7 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.85	4.28	3.90	3.16
MDUR (yr)	4.40	3.82	3.47	3.22	2.69
First Prin Pay	37	38	39	41	34
Last Prin Pay	107	87	73	59	48

Class M-7 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.32	5.25	4.61	4.18	3.40
MDUR (yr)	4.61	4.02	3.65	3.40	2.85
First Prin Pay	37	38	39	41	34
Last Prin Pay	161	132	110	91	75

Weighted Average Life Tables
Class M-8 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.85	4.25	3.84	3.11
MDUR (yr)	4.40	3.82	3.44	3.18	2.65
First Prin Pay	37	38	39	41	33
Last Prin Pay	107	87	73	59	48

Class M-8 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.28	5.21	4.55	4.10	3.33
MDUR (yr)	4.60	4.00	3.61	3.34	2.80
First Prin Pay	37	38	39	41	33
Last Prin Pay	153	125	105	86	71

Class M-9 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.85	4.24	3.79	3.07
MDUR (yr)	4.40	3.82	3.43	3.15	2.62
First Prin Pay	37	38	38	39	32
Last Prin Pay	107	87	73	59	48

Class M-9 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.22	5.16	4.49	4.01	3.25
MDUR (yr)	4.57	3.98	3.58	3.29	2.74
First Prin Pay	37	38	38	39	32
Last Prin Pay	147	120	100	82	67

Swap Schedule
Period	Distribution Date	Notional Schedule ($)	Period	Distribution Date	Notional Schedule ($)
1	05/25/07	0.00	39	07/25/10	417,246,065.09
2	06/25/07	1,419,879,786.29	40	08/25/10	403,700,116.05
3	07/25/07	1,408,589,939.04	41	09/25/10	390,609,896.78
4	08/25/07	1,394,119,193.90	42	10/25/10	377,959,756.30
5	09/25/07	1,376,472,501.97	43	11/25/10	365,734,534.73
6	10/25/07	1,355,652,234.49	44	12/25/10	353,919,644.48
7	11/25/07	1,331,743,005.00	45	01/25/11	342,500,967.22
8	12/25/07	1,304,828,284.33	46	02/25/11	331,464,902.02
9	01/25/08	1,275,005,337.82	47	03/25/11	320,798,325.92
10	02/25/08	1,242,496,426.86	48	04/25/11	310,488,567.32
11	03/25/08	1,207,774,006.62	49	05/25/11	300,523,397.85
12	04/25/08	1,171,985,234.48	50	06/25/11	290,891,014.36
13	05/25/08	1,136,622,478.14	51	07/25/11	281,580,010.99
14	06/25/08	1,102,276,494.32	52	08/25/11	272,579,320.33
15	07/25/08	1,068,895,608.52	53	09/25/11	263,878,397.29
16	08/25/08	1,036,475,609.06	54	10/25/11	255,466,993.09
17	09/25/08	1,004,975,278.68	55	11/25/11	247,335,161.34
18	10/25/08	974,245,146.90	56	12/25/11	239,473,358.62
19	11/25/08	944,235,780.06	57	01/25/12	231,872,138.31
20	12/25/08	915,001,711.46	58	02/25/12	224,522,726.53
21	01/25/09	886,003,543.67	59	03/25/12	217,415,138.46
22	02/25/09	854,169,236.62	60	04/25/12	210,540,276.89
23	03/25/09	814,063,399.60	61	05/25/12	203,887,018.87
24	04/25/09	761,729,665.55	62	06/25/12	197,451,176.90
25	05/25/09	707,225,629.16	63	07/25/12	191,227,895.60
26	06/25/09	659,053,887.43	64	08/25/12	185,209,942.73
27	07/25/09	620,362,175.85	65	09/25/12	179,390,384.30
28	08/25/09	593,325,942.48	66	10/25/12	173,762,545.57
29	09/25/09	571,448,232.72	67	11/25/12	168,320,016.73
30	10/25/09	550,313,492.37	68	12/25/12	163,056,338.79
31	11/25/09	529,895,491.41	69	01/25/13	157,965,381.72
32	12/25/09	510,169,501.52	70	02/25/13	153,041,291.49
33	01/25/10	491,111,171.54	71	03/25/13	148,278,425.00
34	02/25/10	472,697,490.26	72	04/25/13	143,671,329.68
35	03/25/10	454,906,530.25	73	05/25/13	139,214,758.23
36	04/25/10	437,717,127.75	74	06/25/13	134,903,612.84
37	05/25/10	421,109,133.77	75	07/25/13	0.00
38	06/25/10	421,109,133.77

EXCESS SPREAD (1,2)
Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)	Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)
1	5.320000	5.270047	N/A	N/A	42	4.876635	4.904542	4.89	4.60
2	5.335999	5.231038	3.07	3.07	43	4.890818	4.912679	4.89	4.61
3	5.321944	5.178131	3.08	3.08	44	4.902934	4.919582	4.92	4.65
4	5.266833	5.117453	3.07	3.07	45	4.912718	4.926846	4.90	4.63
5	5.218824	5.054167	3.07	3.07	46	4.919908	4.934779	4.90	4.63
6	5.156695	4.988690	3.08	3.08	47	4.924241	4.943715	4.97	4.71
7	5.085956	4.925762	3.07	3.07	48	4.925454	4.954021	4.91	4.66
8	5.018561	4.865848	3.08	3.08	49	4.932237	4.966091	4.93	4.69
9	4.957877	4.810660	3.07	3.07	50	4.946520	4.978856	4.91	4.67
10	4.887120	4.762170	3.07	3.07	51	4.960312	4.990912	4.93	4.69
11	4.825966	4.722309	3.00	3.00	52	4.973527	5.002171	4.90	4.68
12	4.779123	4.690172	2.97	2.97	53	4.986077	5.012545	4.90	4.69
13	4.726464	4.664421	2.99	2.99	54	4.997873	5.021947	4.92	4.73
14	4.687434	4.647144	2.98	2.98	55	5.008828	5.030288	4.90	4.71
15	4.666929	4.636206	2.99	2.99	56	5.018855	5.038122	4.92	4.73
16	4.647948	4.628883	2.98	2.98	57	5.027866	5.046135	4.90	4.71
17	4.633140	4.626508	2.98	2.98	58	5.035772	5.054448	4.91	4.73
18	4.624613	4.626935	3.00	3.00	59	5.042487	5.063193	4.99	4.82
19	4.622803	4.642249	2.99	2.99	60	5.047922	5.072510	5.04	4.88
20	4.621804	4.667094	3.01	3.01	61	5.055829	5.082548	5.09	4.94
21	4.622991	4.689405	3.03	3.03	62	5.066931	5.092824	5.06	4.91
22	4.633694	4.709124	3.27	3.23	63	5.077748	5.102730	5.07	4.93
23	4.635706	4.725036	3.91	3.81	64	5.088245	5.112232	5.05	4.91
24	4.716500	4.739031	4.67	4.45	65	5.098389	5.121298	5.05	4.92
25	4.771876	4.738485	5.02	4.75	66	5.108146	5.129894	5.09	4.97
26	4.755674	4.728211	5.00	4.73	67	5.117484	5.137985	5.07	4.96
27	4.741302	4.720782	5.02	4.75	68	5.126368	5.145973	5.09	4.98
28	4.729165	4.716604	5.03	4.74	69	5.134764	5.154273	5.06	4.95
29	4.719670	4.716085	5.08	4.75	70	5.142640	5.162872	5.06	4.95
30	4.713223	4.719630	5.16	4.79	71	5.149961	5.171757	5.11	5.02
31	4.710231	4.727646	4.93	4.53	72	5.156694	5.180915	5.05	4.97
32	4.711100	4.739926	4.95	4.56	73	5.165412	5.190329	5.07	5.00
33	4.716237	4.755490	4.93	4.54
34	4.726048	4.773502	4.94	4.55
35	4.740940	4.793014	5.04	4.67
36	4.761320	4.812965	5.02	4.66
37	4.783912	4.832184	5.07	4.72
38	4.804487	4.850002	4.87	4.52
39	4.824310	4.866410	4.76	4.42
40	4.843118	4.881145	4.78	4.45
41	4.860647	4.893943	4.83	4.52

(1)	Assumes the pricing prepayment speed to call.

(2)
Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee and Trustee Fee) plus net swap payments, less aggregate interest on the Certificates divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

BREAKEVEN LOSSES
LOSS COVERAGE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (M/S)	Aa1/AA+	Aa2/AA	Aa3/AA-	A1/A+	A2/A	A3/A-

Loss Severity	30%	30%	30%	30%	30%	30%
Default	54.90 CDR	37.64 CDR	33.44 CDR	28.03 CDR	24.33 CDR	21.63 CDR
Collateral Loss	22.43%	18.36%	17.12%	15.34%	13.97%	12.88%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	35.07 CDR	25.45 CDR	22.94 CDR	19.58 CDR	17.21 CDR	15.43 CDR
Collateral Loss	23.49%	19.19%	17.89%	16.00%	14.56%	13.41%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	25.72 CDR	19.21 CDR	17.44 CDR	15.03 CDR	13.30 CDR	11.99 CDR
Collateral Loss	24.16%	19.73%	18.38%	16.42%	14.93%	13.74%

Class	M-7	M-8	M-9
Rating (M/S)	Baa1/BBB+	Baa2/BBB	Baa3/BBB-

Loss Severity	30%	30%	30%
Default	18.74 CDR	16.90 CDR	14.67 CDR
Collateral Loss	11.63%	10.77%	9.67%

Loss Severity	40%	40%	40%
Default	13.51 CDR	12.28 CDR	10.79 CDR
Collateral Loss	12.09%	11.21%	10.09%

Loss Severity	50%	50%	50%
Default	10.56 CDR	9.64 CDR	8.53 CDR
Collateral Loss	12.39%	11.49%	10.36%

Assumptions
12 Month Delay
Forward LIBOR
Delinquency Trigger Failing
Run to maturity
Defaults are in addition to prepayments
Run at pricing speed
"Break" is CDR which results in approximate first dollar of principal loss